                                                                     EXHIBIT 2.1

                      PLAN OF CONVERSION AND REORGANIZATION

                                       OF

                                HUDSON CITY, MHC

                            HUDSON CITY BANCORP, INC.

                                       AND

                            HUDSON CITY SAVINGS BANK

             ADOPTED BY THE BOARDS OF DIRECTORS ON DECEMBER 16, 2004

      AMENDED AND RESTATED BY THE BOARDS OF DIRECTORS ON FEBRUARY 22, 2005

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                                TABLE OF CONTENTS

Section
Number                                                                                                                     Page
INTRODUCTORY STATEMENT....................................................................................................   1

                                                         ARTICLE I.

                                                        DEFINITIONS

                                                        ARTICLE II.

                                                     THE REORGANIZATION

                                                        ARTICLE III.

                                        PROCEDURE FOR APPROVAL OF THE REORGANIZATION

Section 3.01   Application and Notice.....................................................................................  10
Section 3.02   Approval of Plan by Voting Members; the Special Meeting....................................................  10
Section 3.03   Approval of Plan by Stockholders; the Stockholders' Meeting................................................  10
Section 3.04   Regulatory Approvals.......................................................................................  11

                                                        ARTICLE IV.

                                                    SALE OF COMMON STOCK

Section 4.01   General....................................................................................................  11
Section 4.02   Pricing and Number of Shares of Common Stock; Independent Appraiser........................................  12
Section 4.03   Subscription Rights........................................................................................  13
Section 4.04   Syndicated Offering........................................................................................  15
Section 4.05   Public Offering Alternative................................................................................  15
Section 4.06   Additional Limitations on Purchases of Conversion Stock....................................................  16
Section 4.07   Timing of Subscription Offering............................................................................  19
Section 4.08   Order Forms; Return of Order Forms.........................................................................  19
Section 4.09   Requirements for Order Form................................................................................  20
Section 4.10   Rejection of Order Forms; Interpretation of Order Forms....................................................  21
Section 4.11   Payment for Conversion Stock...............................................................................  22
Section 4.12   Account Holders in Nonqualified States or Foreign Countries................................................  23
Section 4.13   Payment of Fees to Brokers.................................................................................  23
Section 4.14   Time Limits for Sale of Shares; Effect of Inability to Sell................................................  23
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                                       -i-
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
                                                         ARTICLE V.

                                             EFFECT OF REORGANIZATION; CERTAIN
                                                  COVENANTS AND AGREEMENTS

Section 5.01   Certificate of Incorporation...............................................................................   24
Section 5.02   Voting Rights of Stockholders..............................................................................   24
Section 5.03   Liquidation Account........................................................................................   24
Section 5.04   Transfer of Deposit Accounts...............................................................................   26
Section 5.05   Requirements Following Conversion for Registration, Market Making and Stock Exchange Listing...............   26
Section 5.06   Directors and Officers.....................................................................................   26
Section 5.07   Tax Rulings or Opinions....................................................................................   26
Section 5.08   Stock Compensation Plans; Employment and Severance Agreements..............................................   27
Section 5.09   Dividend and Repurchase Restrictions on Stock..............................................................   27

                                                        ARTICLE VI.

                                                    CERTAIN RESTRICTIONS

Section 6.01   Restrictions on Stock Purchases by Directors and Officers Following the Reorganization.....................   28
Section 6.02   Restrictions on Transfer of Stock..........................................................................   28
Section 6.03   Restrictions on Acquisition of Stock of the Holding Company................................................   29

                                                        ARTICLE VII.

                                                       MISCELLANEOUS

Section 7.01   Expenses...................................................................................................   29
Section 7.02   Amendment or Termination of the Plan.......................................................................   29
Section 7.03   Interpretation of the Plan.................................................................................   30
Section 7.04   Severability...............................................................................................   30
Section 7.05   Miscellaneous..............................................................................................   30
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

      This is a PLAN OF CONVERSION AND REORGANIZATION, dated as of December 16,
2004 and amended and restated as of February 22, 2005, by and among Hudson City, MHC, Hudson City Bancorp, Inc. and Hudson City Savings Bank.

                             INTRODUCTORY STATEMENT

      The Boards of Directors of Hudson City, MHC, a New Jersey chartered mutual holding company, Hudson City Bancorp, Inc., a Delaware corporation, and Hudson
City Savings Bank, a federally chartered stock savings bank, have adopted this Plan of Conversion pursuant to which the Mutual Holding Company proposes to reorganize from mutual to stock form. On July 13, 1999, the Bank, as a New
Jersey chartered mutual savings bank, reorganized into the mutual holding company form of organization when it converted to a New Jersey chartered stock savings bank and became the wholly-owned subsidiary of the Holding Company, which in turn became the majority-owned subsidiary of the Mutual Holding
Company. Contemporaneously with that reorganization, the Holding Company sold
54,350,000 shares of its common stock to the Bank's eligible depositors and members of the general public, and issued 61,288,300 of its shares of common stock to the Mutual Holding Company. From time to time since that stock offering, the Holding Company has repurchased shares of its common stock from stockholders other than the Mutual Holding Company. On June 10, 2002, the
Holding Company paid a 100% dividend on its common stock, with the effect of a two-for-one stock split. On January 1, 2004, the Bank converted to a federal stock savings bank, with the Mutual Holding Company and the Holding Company each becoming a savings and loan holding company regulated by the Office of Thrift
Supervision while retaining their respective state charters. As of the date of adoption of this Plan, the Mutual Holding Company held 122,576,600, or 65.85%, of the 186,145,995 shares of outstanding Holding Company Common Stock. For purposes of this Plan, all capitalized terms shall have the meanings assigned to them in Article I hereof.

      As part of the Reorganization provided for herein, the Mutual Holding
Company will convert into or exchange its charter for that of a federal mutual holding company, which will then immediately merge with and into the Holding
Company with the Holding Company as the surviving entity. Pursuant to this transaction, the Mutual Holding Company will cease to exist and a liquidation account will be established by the Holding Company for the benefit of depositor
Members as of specified dates. In connection therewith, a split of Holding
Company Common Stock outstanding immediately prior to the effective time thereof shall be effected, and each holder of Holding Company Common Stock, without further action by such holder, shall be entitled to receive additional shares of Holding Company Common Stock based on the Split Ratio, plus cash in lieu of any fractional share interest. In addition, the Holding Company shall offer shares of Conversion Stock in the Offerings as provided herein. At the discretion of the Boards of Directors of the Mutual Holding Company, the Holding Company and the Bank, the Reorganization may be effected in any other manner approved by the OTS that is consistent with the purposes of this Plan and applicable laws and regulations.

      The Boards of Directors of the Mutual Holding Company, the Holding Company and the Bank believe that a conversion of the Mutual Holding Company to stock form is in the best interests of the Mutual Holding Company, the Holding Company and the Bank, as well as the best interests of the Members of the Mutual Holding
Company and the Stockholders of the Holding Company. The Boards of Directors determined that this Plan of Conversion equitably provides for the interests of the Members through the granting of Subscription Rights and the establishment of a liquidation account. The Boards of Directors also determined that this Plan of Conversion equitably provides for the interests of the Stockholders through the issuance of additional Holding Company Common Stock in the Stock Split. The Reorganization will result in the raising of additional capital for the Bank and the Holding Company and is expected to result in a more active and liquid trading market for the Holding Company Common Stock than currently exists. In addition, the Reorganization has been structured to re-unite the accumulated earnings and profits retained by the Mutual Holding Company with the retained earnings of the Holding Company through a tax-free reorganization.

      The Reorganization is intended to provide an additional source of capital not now available in order to allow the Bank and the Holding Company to better serve the needs of the community through: increased lending to support continued growth in the Bank's residential real estate loan portfolio; opening or acquiring additional branch offices; financing acquisitions of other financial institutions or other businesses related to banking, although no mergers or acquisitions are currently planned; and other general corporate purposes. In addition, increased opportunities for stock ownership by officers and other employees of the Bank and the Holding Company has proven to be an effective performance incentive and an effective means of attracting and retaining qualified personnel.

      The Board of Directors of the Bank believed that, if a standard conversion had been conducted in 1999, it would have been difficult to invest prudently the larger amount of capital that would have been raised, when compared to the net proceeds raised in connection with the formation of the Mutual Holding Company. A standard conversion in 1999 also would have immediately eliminated all aspects of the mutual form of organization. Since the reorganization in 1999, the Bank and the Holding Company have gained experience as public companies complying with the Securities Exchange Act of 1934, as amended, and in conducting stockholder meetings and other stockholder matters, such as communications, press releases, stock repurchases and dividend payments. Accordingly, the Boards of Directors of the Mutual Holding Company, the Holding Company and the Bank believe that it is in the best interests of such companies and their respective Members and Stockholders to raise additional capital at this time.

                                   ARTICLE I.

                                   DEFINITIONS

      As used in this Plan, the terms set forth below have the following meaning:

      Acting in Concert means (i) knowing participation in a joint activity or interdependent conscious parallel action towards a common goal whether or not pursuant to an express agreement; or (ii) a combination or pooling of voting or other interests in the securities of an issuer for a common purpose pursuant to any contract, understanding, relationship, agreement or other arrangement, whether written or otherwise. Persons living at the same address as indicated on the records of the Bank, whether or not related, will be deemed to be Acting in Concert, unless otherwise determined by the Boards of Directors of the Primary Parties. A Person who acts in concert with another Person ("other party") shall also be deemed to be acting in concert

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with any Person who is also acting in concert with that other party, except that any Tax-Qualified Employee Stock Benefit Plan will not be deemed to be acting in concert with its trustee or a Person who serves in a similar capacity solely for the purpose of determining whether stock held by the trustee and stock held by the plan will be aggregated, and participants or beneficiaries of any such Tax-Qualified Employee Stock Benefit Plan will not be deemed to be acting in concert solely as a result of their common interests as participants or beneficiaries. When Persons act together for such purpose, their group is deemed to have acquired their stock. The determination of whether a group is Acting in Concert shall be made solely by the Boards of Directors of the Primary Parties or Officers delegated by such Boards and may be based on any evidence upon which the Board or such delegate chooses to rely, including, without limitation, the fact that such Persons have joint accounts at the Bank or the fact that such Persons have filed joint Schedules 13D or Schedules 13G with the SEC with respect to other companies. Directors, Officers and employees of the Holding Company, the Bank, and the Mutual Holding Company shall not be deemed to be Acting in Concert solely as a result of their capacities as such.

      Affiliate means a Person who, directly or indirectly, through one or more intermediaries, controls or is controlled by or is under common control with the Person specified.

      Application for Conversion means the application for the Reorganization, including this Plan and all other requisite material, which shall be submitted to the OTS for approval in accordance with Section 3.01 hereof.

      Associate, when used to indicate a relationship with any Person, means (i) a corporation or organization (other than the Mutual Holding Company, the Holding Company, the Bank, or a majority-owned subsidiary of the Bank or the Holding Company), if the Person is a senior officer or partner, or beneficially owns, directly or indirectly, 10% or more of any class of equity securities of the corporation or organization, (ii) any trust or other estate, if the Person has a substantial beneficial interest in the trust or estate or is a trustee or fiduciary of the trust or estate; provided, however, that such term shall not include any Tax-Qualified Employee Stock Benefit Plan or Non-Tax-Qualified Employee Stock Benefit Plan of the Holding Company or the Bank in which such Person has a substantial beneficial interest or serves as a trustee or fiduciary and shall not include any other Person who has a substantial beneficial interest or serves as a trustee or fiduciary of any such Tax-Qualified Employee Stock Benefit Plan or Non-Tax Qualified Employee Stock Benefit Plan, solely as a result of having such interest or serving in such capacity, and (iii) any Person who is related by blood or marriage to such Person and (A) who lives in the same home as the Person, or (B) who is a Director or Officer of the Holding Company or the Bank or any of the subsidiaries of the foregoing.

      Bank means Hudson City Savings Bank, a federal stock savings bank.

      Bank Common Stock means the common stock of the Bank, par value $2.00 per share.

      Code means the Internal Revenue Code of 1986, as amended.

      Community means the counties in which the Bank has a branch office.

      Control (including the terms "controlling," "controlled by," and "under common control with") means the possession, directly or indirectly, of the power to direct or exercise a

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controlling influence over the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

      Conversion Stock means the Holding Company Common Stock to be issued and sold in the Offerings pursuant to the Plan of Conversion.

      Deposit Account means any withdrawable account, including, without limitation, savings, time, demand, NOW accounts, money market, certificate and passbook accounts; provided, however, that the term "Deposit Account" shall not include any escrow accounts maintained at the Bank.

      Director means a member of the Board of Directors of the Mutual Holding Company, the Holding Company or the Bank.

      Eligible Account Holder means any Person holding a Qualifying Deposit on the Eligibility Record Date for purposes of determining Subscription Rights and establishing subaccount balances in the liquidation account to be established.

      Eligibility Record Date means the date for determining Qualifying Deposits of Eligible Account Holders and is the close of business on June 30, 2003.

      ESOP means an Employee Stock Ownership Plan.

      Estimated Valuation Range means the range of the minimum and maximum estimated aggregate pro forma market values of the Conversion Stock to be issued in the Offerings, as set forth in the independent valuation prepared by the Independent Appraiser in accordance with Section 4.02 hereof.

      FDIC means the Federal Deposit Insurance Corporation or any successor thereto.

      Holding Company means Hudson City Bancorp, Inc., an existing Delaware corporation.

      Holding Company Common Stock means the common stock of the Holding Company, par value $.01 per share, which stock cannot and will not be insured by the FDIC or any other governmental authority.

      Independent Appraiser means the independent financial consulting firm retained by the Holding Company and the Bank to prepare an appraisal of the estimated pro forma market value of the Conversion Stock.

      Member means any Person qualifying as a member of the Mutual Holding Company in accordance with its mutual charter and bylaws and applicable laws and regulations and shall include any Person holding a Deposit Account on the Member Voting Record Date.

      Member Voting Record Date means the date for determining the eligibility of Members to vote at the Special Meeting.

      Mutual Holding Company means Hudson City, MHC, a New Jersey chartered mutual holding company.

      Mutual Holding Company Merger means the merger of the Mutual Holding Company (following its conversion into a federal mutual holding company) with and into the Holding Company pursuant to the Plan of Merger attached as Annex A hereto.

      NJ DOBI means the New Jersey Department of Banking and Insurance or any successor thereto.

      Non-Tax-Qualified Employee Stock Benefit Plan means any defined benefit plan or defined contribution stock benefit plan which is not "qualified" under
Section 401 of the Code as from time to time in effect.

      Offering Range means the range of the minimum and maximum aggregate values determined by the Boards of Directors of the Primary Parties within which the aggregate offering price of Holding Company Common Stock sold in the Reorganization will fall. The Offering Range will be within the estimated aggregate pro forma market value of the Conversion Stock, as determined by the Independent Appraiser in accordance with Section 4.02. The maximum of the Offering Range shall be no more than 15% above the average of the minimum and maximum of such range and the minimum of which shall be no more than 15% below such average.

      Offerings mean the Subscription Offering, the Syndicated Offering and the Public Offering, if any.

      Officer means an executive officer of the Mutual Holding Company, the Holding Company or the Bank, which includes the chairman of the board, chief executive officer, president, any vice president in charge of a principal business function or functions or who otherwise has a policy-making function, secretary, treasurer or principal financial officer, comptroller or principal accounting officer, and any person performing functions similar to those performed by the foregoing persons.

      Order Form means the form or forms to be provided by the Holding Company, containing all such terms and provisions as set forth in Section 4.09 hereof, to a Participant by which Conversion Stock may be ordered in the Subscription Offering.

      OTS means the U.S. Department of the Treasury's Office of Thrift Supervision or any successor thereto.

      Participant means any Eligible Account Holder, Tax-Qualified Employee Stock Benefit Plan or Supplemental Eligible Account Holder.

      Participating Broker-Dealer means a registered broker-dealer that agrees to be a member of the selling group of broker-dealers through which the Syndicated Offering will be conducted.

      Person means an individual, a corporation, a limited liability company, a partnership, a limited liability partnership, an association, a joint stock company, a trust, an unincorporated organization or a government or any political subdivision thereof.

      Plan and Plan of Conversion each mean this Plan of Conversion and Reorganization as adopted by the Boards of Directors of the Mutual Holding Company, the Holding Company and the Bank and any amendment hereto approved as provided herein.

      Primary Parties mean the Mutual Holding Company, the Holding Company and the Bank.

      Prospectus means the one or more documents to be used in offering the Conversion Stock in the Offerings.

      Public Offering means the firm commitment public offering, if any, of Holding Company Common Stock not purchased in the Subscription Offering and/or Syndicated Offering by or through an Underwriter.

      Public Stockholders mean those Persons who own shares of Holding Company Common Stock, excluding the Mutual Holding Company.

      Purchase Price means the price per share at which the Conversion Stock is ultimately sold by the Holding Company in the Offerings in accordance with the terms hereof.

      Qualifying Deposit means the aggregate balance of all Deposit Accounts in the Bank of (i) an Eligible Account Holder at the close of business on the Eligibility Record Date, provided such aggregate balance is not less than $50, and (ii) a Supplemental Eligible Account Holder at the close of business on the Supplemental Eligibility Record Date, provided such aggregate balance is not less than $50.

      Reorganization means the conversion and reorganization of the Mutual Holding Company from mutual to stock form as described in Article II hereof, and the related transactions described elsewhere in the Plan.

      SEC means the U.S. Securities and Exchange Commission.

      Special Meeting means the Special Meeting of Members of the Mutual Holding Company called for the purpose of submitting this Plan to the Members for their consideration and approval, including any adjournments of such meeting.

      Split Ratio means the rate at which additional shares of Holding Company Common Stock will be issued through a Stock Split for each share of Holding Company Common Stock held by the Public Stockholders in connection with the Reorganization. The exact rate shall be determined by the Mutual Holding Company, the Holding Company and the Bank in order to ensure that upon consummation of the Reorganization, the Public Stockholders will own in the aggregate approximately the same percentage of the Holding Company Common Stock to be outstanding upon completion of the Reorganization as the percentage of Holding Company Common Stock owned by them in the aggregate immediately prior to consummation of the Reorganization, before giving effect to (a) cash paid in lieu of any fractional interests of Holding Company Common Stock and (b) any shares of Conversion Stock purchased by the Public Stockholders in the Offerings.

      Split Shares mean the additional shares of Holding Company Common Stock to be issued to the Public Stockholders through a Stock Split in connection with the Reorganization.

      Stockholders mean those Persons who own shares of Holding Company Common Stock.

      Stockholders' Meeting means the annual or special meeting of Stockholders of the Holding Company, at which this Plan shall be submitted to the Stockholders for their consideration and approval, including any adjournments of such meeting.

      Stockholder Voting Record Date means the date for determining the eligibility of Stockholders to vote at the Stockholders Meeting.

      Stock Split means a split of the authorized, issued or outstanding Holding Company Common Stock at a rate equal to the Split Ratio.

      Subscription Offering means the offering of the Conversion Stock to Participants in accordance with this Plan.

      Subscription Rights mean nontransferable rights to subscribe for Conversion Stock granted to Participants pursuant to the terms of this Plan.

      Supplemental Eligible Account Holder means any Person, except Directors and Officers of the Bank and their Associates, holding a Qualifying Deposit at the close of business on the Supplemental Eligibility Record Date; provided, however, that any Directors and Officers of the Bank employed, appointed or elected for the first time to such officer after the Eligible Record Date, and their associates, shall not be precluded from being a Supplement Eligible Record Holder solely by reason of holding such office.

      Supplemental Eligibility Record Date means the date for determining Qualifying Deposits of Supplemental Eligible Account Holders and shall be the last day of the calendar quarter preceding OTS approval of the Application for Conversion submitted by the Mutual Holding Company pursuant to this Plan of Conversion.

      Syndicated Offering means the best efforts offering for sale through a selling group of broker-dealers to the general public of shares of Conversion Stock not purchased in the Subscription Offering.

      Tax-Qualified Employee Stock Benefit Plan means any defined benefit plan or defined contribution plan, such as an employee stock ownership plan, stock bonus plan, profit-sharing plan or other plan, which is established for the benefit of the employees of the Holding Company and/or the Bank and which, with its related trust, meets the requirements to be "qualified" under Section 401 of the Code as from time to time in effect.

      Underwriter means any investment banking firm or firms purchasing and distributing the Holding Company Common Stock in a Public Offering, if any.

      Underwriting Agreement means the agreement between the Holding Company and an Underwriter pursuant to which the Underwriter agrees to purchase and distribute certain shares of the Holding Company Common Stock for offering in any Public Offering.

      Voting Member means a Person who at the close of business on the Member Voting Record Date is entitled to vote as a Member of the Mutual Holding Company in accordance with its mutual charter and bylaws and applicable law and regulations and the terms of this Plan.

                                   ARTICLE II.

                               THE REORGANIZATION

      The Reorganization may be effected in the manner set forth herein or in any manner approved by the OTS that is consistent with the purposes of this Plan and applicable law and regulations. This Plan is subject to the approval of the OTS and must be adopted by (1) at least a majority of the total number of votes eligible to be cast by Voting Members of the Mutual Holding Company at the Special Meeting, (2) holders of at least a majority of the outstanding Holding Company Common Stock, other than the Mutual Holding Company, at the Stockholders' Meeting and (3) the Mutual Holding Company in its capacity as the majority stockholder of the Holding Company. It is currently anticipated that the Reorganization will be effected in accordance with the following procedures:

      (a) The Mutual Holding Company shall convert from a New Jersey chartered mutual holding company to a federally chartered mutual holding company ("Step 1").

      (b) Immediately after completion of Step 1, the Mutual Holding Company as a federal mutual holding company will merge with and into the Holding Company in the Mutual Holding Company Merger, with the Holding Company being the surviving institution in accordance with the terms of the Plan of Merger in the form attached hereto as Annex A ("Step 2"). The following diagram further illustrates how the Mutual Holding Company Merger shall be effected:

                                             -------------------MHC
                                            |                 MEMBERS
HUDSON CITY,           CONVERT              |
MHC (FEDERAL)  < ---------------------HUDSON CITY, MHC     MINORITY STOCKHOLDERS
            \                               |            /
      MERGER \                              |66%        /34%
              \                             |          /
               \----------------- HUDSON COUNTY BANCORP
                                            |          \
                                            |        66%\SELLS
                                            |100%            \
                                            |              NEW
                                      HUDSON CITY         SHARES
                                      SAVINGS BANK

      (c) As a result of the Mutual Holding Company Merger,

            (i) the shares of Holding Company Common Stock held by the Mutual Holding Company shall be extinguished,

            (ii) Members of the Mutual Holding Company will be granted Subscription Rights and interests in the liquidation account to be established by the Holding Company pursuant to Section 5.03 hereof,

            (iii) the Stock Split shall be effected, pursuant to which each Public Stockholder, without further action by such stockholder, shall be entitled to receive additional shares of Holding Company Common Stock based upon the Split Ratio, plus cash in lieu of any fractional share interest based upon the Purchase Price, and

            (iv) options to purchase shares of Holding Company Common Stock which are outstanding immediately prior to consummation of the Reorganization shall remain outstanding, with the number of shares subject to the option and the exercise price per share to be adjusted based upon the Split Ratio so that the aggregate exercise price remains unchanged, and with the duration of the option remaining unchanged.

      (d) The Holding Company shall sell the Conversion Stock in the Offerings, as provided herein.

      (e) The Holding Company will amend its certificate of incorporation to increase the authorized number of shares to an amount that will allow for the Stock Split and the Subscription Offering.

      (f) The Primary Parties may retain and pay for the services of appraisers, financial and other advisors and investment bankers to assist in connection with any or all aspects of the Reorganization, including as an Underwriter, and, in connection with the Subscription Offering, may pay fees to brokers and investment bankers for assisting Persons in completing and/or submitting Order Forms. All fees, expenses, retainers and similar items shall be reasonable.

      The effective date of the Reorganization shall be the date upon which the last of the following actions occurs: (i) the filing of Articles of Combination with the OTS with respect to the Mutual Holding Company Merger, (ii) the filing of a Certificate of Merger with the Secretary of State of the State of Delaware with respect to the Mutual Holding Company Merger, or (iii) the closing of the issuance of the shares of Conversion Stock in the Offerings. The filing of Articles of Combination and a Certificate of Merger relating to the Mutual Holding Company Merger and the closing of the issuance of shares of Conversion Stock in the Offerings shall not occur until all requisite regulatory, Member and Stockholder approvals have been obtained, all applicable waiting periods have expired and sufficient subscriptions and orders for the

Conversion Stock have been received. It is intended that the closing of the Mutual Holding Company Merger and the sale of shares of Conversion Stock in the Offerings shall occur consecutively and substantially simultaneously.

                                  ARTICLE III.

                  PROCEDURE FOR APPROVAL OF THE REORGANIZATION

      SECTION 3.01 APPLICATION AND NOTICE

      After adoption of the Plan by the Boards of Directors of the Mutual Holding Company, the Holding Company and the Bank, notice of the adoption of the Plan will be given by publication in a newspaper having general circulation in each Community in which an office of the Bank is located and copies of the Plan will be made available at each office of the Mutual Holding Company, the Holding Company and the Bank for inspection by Members and Stockholders. An Application for Conversion shall be submitted to the OTS for approval, and a notice of the filing of the Application for Conversion will be published in accordance with the requirements of applicable regulations of the OTS and prominently posted in each of the offices of the Mutual Holding Company, the Holding Company and the Bank.

      SECTION 3.02 APPROVAL OF PLAN BY VOTING MEMBERS; THE SPECIAL MEETING

      Promptly following receipt of requisite approval of the OTS, this Plan will be submitted to the Voting Members for their consideration and approval at the Special Meeting. The Plan must be approved by at least a majority of the total number of votes eligible to be cast by Voting Members at the Special Meeting. The Mutual Holding Company will mail to all Members as of the Member Voting Record Date, at their last known address appearing on the records of the Mutual Holding Company and the Bank, a notice of special meeting and a proxy statement describing the Plan. The Holding Company also shall mail to all such Members (as well as other Participants) a Prospectus and Order Form for the purchase of Conversion Stock, subject to the provisions of Article IV hereof.

      The Special Meeting shall be held upon written notice given no less than 20 days nor more than 45 days prior to the date of the Special Meeting. At the Special Meeting, each Voting Member shall be entitled to cast one vote in person or by proxy for every $100.00 of Deposit Accounts such Voting Member had at the Bank as of the Member Voting Record Date. The Board of Directors of the Mutual Holding Company shall appoint an independent custodian and tabulator to receive and hold proxies to be voted at the Special Meeting and count the votes cast in favor of and in opposition to the Plan.

      SECTION 3.03 APPROVAL OF PLAN BY STOCKHOLDERS; THE STOCKHOLDERS' MEETING

      The Holding Company shall file preliminary proxy materials with the OTS and the SEC in order to seek the approval of the Plan by its Stockholders. Promptly following clearance of such proxy materials and the receipt of any other requisite approval of the OTS or the SEC, this Plan will be submitted to the Stockholders for their consideration and approval at the Stockholders' Meeting. The Plan must be approved by holders of at least a majority of the outstanding Holding Company Common Stock, other than the Mutual Holding Company, at the

Stockholders' Meeting and by the Mutual Holding Company in its capacity as the majority stockholder of the Holding Company. The Holding Company will mail to all Stockholders as of the Stockholder Voting Record Date, at their last known address appearing on the records of the Holding Company, a notice of annual or special meeting and definitive proxy materials describing the Plan.

      The Stockholders' Meeting shall be held upon written notice given no less than 10 days nor more than 60 days prior to the date of the Stockholders' Meeting. At the Stockholders' Meeting, each Stockholder eligible to vote shall be entitled to cast one vote in person or by proxy for each share of Holding Company Common Stock owned by such Stockholder as of the Stockholder Voting Record Date. The Board of Directors of the Holding Company shall appoint an independent custodian and tabulator to receive and hold proxies to be voted at the Stockholders' Meeting and count the votes cast in favor of and in opposition to the Plan.

      SECTION 3.04 REGULATORY APPROVALS

      The Mutual Holding Company shall submit to the OTS an application to convert to a federal charter, either as an exhibit to the Application for Conversion or separately. All notices required to be published in connection with such applications shall be published at the time required.

      The Mutual Holding Company shall submit to the NJ DOBI an application to convert to a federal charter. All notices required to be published in connection with such application shall be published at the time required.

      An application to merge the Mutual Holding Company (following its conversion to a federal charter) and the Holding Company shall be filed with the OTS as part of the Application for Conversion. All notices required to be published in connection with such application shall be published at the time required.

                                   ARTICLE IV.

                              SALE OF COMMON STOCK

      SECTION 4.01 GENERAL

      The Holding Company shall file a Registration Statement with the SEC to register the Holding Company Common Stock to be issued in the Reorganization under the Securities Act of 1933, as amended, and shall register such Holding Company Common Stock under any applicable state securities laws subject to
Section 4.12 hereof. Upon registration and after the receipt of all required regulatory approvals, the Conversion Stock shall be first offered for sale in a Subscription Offering to Eligible Account Holders, Tax-Qualified Employee Stock Benefit Plans and Supplemental Eligible Account Holders. It is anticipated that any shares of Conversion Stock remaining unsold after the Subscription Offering will be sold through a Syndicated Offering and/or a Public Offering. The Purchase Price for the Conversion Stock shall be a uniform price determined in accordance with Section 4.02 hereof, except that the price to be paid by or through the Underwriters in connection with a Public Offering may be less a negotiated Underwriters' commission or discount. The Holding Company shall contribute to the

Bank at least 50% of the net proceeds received by the Holding Company from the sale of Conversion Stock. A lesser percentage may be retained by the Holding Company in the discretion of the Boards of Directors of the Holding Company and the Bank.

      SECTION 4.02 PRICING AND NUMBER OF SHARES OF COMMON STOCK; INDEPENDENT APPRAISER

      The aggregate price at which the Conversion Stock shall be sold shall be consistent with the estimated pro forma market value of such Conversion Stock, based upon an independent valuation as provided for in this Section 4.02. The Primary Parties shall cause the Independent Appraiser to prepare a pro forma valuation of the aggregate market value of the Holding Company Common Stock, giving effect to completion of the Reorganization, and of the aggregate market value of the Conversion Stock (which shall be equal to the pro forma valuation of the aggregate market value of the Holding Company Common Stock multiplied by the Mutual Holding Company's percentage ownership interest in the Holding Company), which shall be submitted to the OTS as part of the Mutual Holding Company's Application for Conversion, such valuation to be expressed in terms of an Estimated Valuation Range.

      Prior to the commencement of the Subscription Offering, an Estimated Valuation Range will be established, which shall be equal to the estimated pro forma market value of the Conversion Stock, as determined by the Independent Appraiser. The maximum of the Estimated Valuation Range shall be no more than 15% above the average of the minimum and maximum of such range and the minimum of which shall be no more than 15% below such average. From time to time, as appropriate or as required by applicable law or the OTS, the Mutual Holding Company shall cause the Independent Appraiser to review developments subsequent to its valuation to determine whether the Estimated Valuation Range should be revised.

      Based on the Estimated Valuation Range, the Boards of Directors of the Primary Parties shall determine the Offering Range by fixing the Purchase Price and establishing a range of the number of shares of Conversion Stock to be offered. The total number of shares of Conversion Stock offered and the Purchase Price shall be subject to increase or decrease at any time prior to any Syndicated Offering or Public Offering or other method of sale to reflect changes in market and financial conditions. If the aggregate purchase price of the Conversion Stock sold in the Offerings is below the minimum of the Offering Range, or above the maximum of the Offering Range, resolicitation of purchasers may be required. If a resolicitation of purchasers is required, such resolicitation shall be effected in such manner and within such time as the Primary Parties shall establish, with the approval of the OTS, if required.

      Notwithstanding the foregoing, shares of Conversion Stock will not be issued unless, prior to the consummation of the Reorganization, the Independent Appraiser confirms to the Primary Parties and the OTS that, to the best knowledge of the Independent Appraiser, nothing of a material nature has occurred which, taking into account all relevant factors, would cause the Independent Appraiser to conclude that the number of shares of Conversion Stock issued in the Reorganization multiplied by the Purchase Price is incompatible with the estimate of the aggregate consolidated pro forma market value of the Conversion Stock. If such confirmation is not received, the Primary Parties may cancel the Offerings, extend the Reorganization and establish a new Offering Range, hold new Offerings, or take such other action as the OTS may permit.

      If subscriptions for shares of Conversion Stock are in excess of the maximum of the Offering Range, available shares shall be allocated in the following order of priority: (i) if there is an oversubscription at the Eligible Account Holder level, to fill unfulfilled subscriptions of Eligible Account Holders in accordance with Section 4.03; (ii) to fill the Tax-Qualified Employee Stock Benefit Plans' subscriptions in accordance with Section 4.03; and (iii) if there is an oversubscription at the Supplemental Eligible Account Holder level, to fill unfulfilled subscriptions of Supplemental Eligible Account Holders in accordance with Section 4.03.

      The Holding Company Common Stock to be issued pursuant to this Plan shall upon issuance be fully paid and non-assessable.

      SECTION 4.03 SUBSCRIPTION RIGHTS

      PRIORITY 1: ELIGIBLE ACCOUNT HOLDERS. Each Eligible Account Holder shall receive, without payment, Subscription Rights to purchase up to $3,000,000 of Conversion Stock (or, if greater, such maximum purchase limitation as may be established for the Syndicated Offering or Public Offering, if any), subject to Sections 4.06 and 4.12 hereof.

      In the event of an oversubscription for shares of Conversion Stock by Eligible Account Holders, the Conversion Stock shall be allocated among subscribing Eligible Account Holders as follows:

      (i) to permit each such Eligible Account Holder, to the extent possible, to purchase a number of shares which will make his or her total allocation equal to the lesser of the number of shares subscribed for or 100 shares;

      (ii) second, each Eligible Account Holder subscribing for in excess of 100 shares shall be allocated available shares in the proportion which the Qualifying Deposit of such subscribing Eligible Account Holder bears to the total Qualifying Deposits of all such subscribing Eligible Account Holders whose orders are unfilled, provided that no fractional shares shall be issued; and

      (iii) third, any shares then remaining shall be reallocated (one or more times if necessary) among those Eligible Account Holders whose subscriptions are not filled pursuant to subparagraphs (i) or (ii) above, on the basis otherwise set forth in (ii) above until all available shares have been allocated.

      Subscription Rights of Eligible Account Holders who are also Directors or Officers and their Associates shall be subordinated to those of other Eligible Account Holders to the extent that they are attributable to increased Deposit Accounts during the one-year period preceding the Eligibility Record Date.

      PRIORITY 2: TAX-QUALIFIED EMPLOYEE STOCK BENEFIT PLANS: The Tax-Qualified Employee Stock Benefit Plans shall receive, without payment, Subscription Rights to purchase up to 10% of the Conversion Stock. If, after the filling of subscriptions of Eligible Account

Holders, a sufficient number of shares is not available to fill the subscription by such plans, the subscription by such plans shall be filled to the maximum extent possible. A Tax-Qualified Employee Stock Benefit Plan shall not be deemed to be an Associate or Affiliate of, or a Person Acting in Concert with, any Director, Officer or employee of the Holding Company or the Bank. Notwithstanding any provision contained herein to the contrary, the Bank may make scheduled discretionary contributions to a Tax-Qualified Employee Stock Benefit Plan; provided, that such contributions do not cause the Bank to fail to meet its regulatory capital requirements. If the Tax-Qualified Employee Stock Benefit Plans are not able to or choose not to purchase Conversion Stock in the Offerings, such plans may, with prior OTS approval and appropriate disclosure in the Prospectus, purchase shares of Holding Company Common Stock in the open market, or purchase authorized but unissued Conversion Stock.

      PRIORITY 3: SUPPLEMENTAL ELIGIBLE ACCOUNT HOLDERS. Each Supplemental Eligible Account Holder shall receive, without payment, Subscription Rights to purchase up to $3,000,000 of Conversion Stock in the Subscription Offering (or, if greater, such maximum purchase limitation as may be established for the Syndicated Offering or Public Offering, if any), subject to Sections 4.06 and
4.12 hereof and the availability of shares of Conversion Stock for purchase after taking into account the shares of Conversion Stock purchased by Eligible Account Holders and Tax-Qualified Employee Benefit Plans through the exercise of Subscription Rights under this Section 4.03.

      If Supplemental Eligible Account Holders subscribe for a number of shares of Conversion Stock that exceeds the total number of shares of Conversion Stock being issued and available after purchases by Eligible Account Holders and Tax-Qualified Employee Stock Benefit Plans, the Conversion Stock shall be allocated as follows:

      (i) to permit each such Supplemental Eligible Account Holder, to the extent possible, to purchase a number of shares which will make his or her total allocation equal to the lesser of the number of shares subscribed for or 100 shares;

      (ii) second, each Supplemental Eligible Account Holder subscribing for in excess of 100 shares shall be allocated available shares in the proportion which the Qualifying Deposit of such subscribing Supplemental Eligible Account Holder bears to the total Qualifying Deposits of all such subscribing Supplemental Eligible Account Holders whose orders are unfilled, provided that no fractional shares shall be issued; and

      (iii) third, any shares then remaining shall be reallocated (one or more times if necessary) among those Supplemental Eligible Account Holders whose subscriptions are not filled pursuant to subparagraphs (i) or (ii) above, on the basis otherwise set forth in (ii) above until all available shares have been allocated.

      If a Person is an Eligible Account Holder and a Supplemental Eligible Account Holder, such Person's allocation as an Eligible Account Holder shall be included in determining the number of shares of Conversion Stock that may be allocated to the Person as a Supplemental Eligible Account Holder.

      SECTION 4.04 SYNDICATED OFFERING

      Subject to such terms, conditions and procedures as may be determined by the Primary Parties, all shares of Conversion Stock not subscribed for in the Subscription Offering may be offered for sale by a syndicate of Participating Broker-Dealers to the general public in a Syndicated Offering. Subject to the requirements set forth herein, the manner in which the Conversion Stock is sold in the Syndicated Offering shall have as the objective the achievement of a widespread distribution of such stock. Each order for Conversion Stock in the Syndicated Offering shall be subject to the absolute right of the Primary Parties to accept or reject any such order in whole or in part. If the Primary Parties reject any part of any order, the subscriber shall not have the right to cancel the remainder of such Person's order. The amount of Conversion Stock that any Person may purchase in the Syndicated Offering shall not exceed $3,000,000 of Conversion Stock; provided, however, that this amount may be increased to up to 5% of the total offering of shares of Conversion Stock, subject to any required regulatory approval but without the further approval of the Members of the Mutual Holding Company or the Stockholders of the Holding Company. Purchases in the Syndicated Offering are further subject to the limitations specified in
Section 4.06 hereof.

      The Syndicated Offering will be conducted in accordance with certain SEC rules applicable to best efforts offerings. Generally under those rules, Participating Broker-Dealers will deposit funds they receive prior to the closing date from interested investors into a separate non-interest bearing bank account. If and when all the conditions for the closing are met, funds for common stock sold by the Participating Broker-Dealers in the Syndicated Offering will be promptly delivered to the Primary Parties. If the Syndicated Offering closes, but some or all of an interested investor's funds are not accepted by the Primary Parties, those funds will be returned to the interested investor promptly after the closing, without interest. If the Syndicated Offering is terminated by the Primary Parties, funds in the account will be promptly returned, without interest, to the potential investor. Customer ticketing in accordance with the Participating Broker-Dealers' customary procedures will be used. Order Forms will not be used in the Syndicated Offering. The Primary Parties may commence the Syndicated Offering concurrently with, at any time during, or as soon as practicable after the end of, the Subscription Offering, and the Syndicated Offering must be completed within 45 days after the completion of the Subscription Offering, unless extended by the Primary Parties with any required regulatory approval.

      SECTION 4.05 PUBLIC OFFERING ALTERNATIVE

      Subject to such terms, conditions and procedures as may be determined by the Primary Parties, any shares of Conversion Stock not sold in the Subscription Offering may, as an alternative to or along with a Syndicated Offering, be offered for sale by the Holding Company to or through Underwriters in a Public Offering. The limitations on purchases of Conversion Stock set forth in Section
4.06 of this Plan shall not be applicable to sales to Underwriters for purposes of such a Public Offering. Any such Underwriter shall agree to purchase such shares from the Holding Company with a view to reoffering them to the general public at the Purchase Price, subject to the following terms and conditions:

            (i) Any Underwriting Agreement shall provide that the Underwriter shall agree to purchase all shares of the Conversion Stock not sold in the Subscription Offering or any Syndicated Offering, if any such shares are purchased.

            (ii) The aggregate price paid to the Holding Company by or through the Underwriter for the Conversion Stock shall be the number of shares sold multiplied by the Purchase Price, less the amount of an underwriting discount as negotiated between the Bank, the Holding Company, and the Underwriters and approved by the OTS and the National Association of Securities Dealers, Inc.

            (iii) The Underwriting Agreement shall be subject to the following conditions and such other conditions as may be acceptable to the Primary Parties and the OTS: (i) the amount of Conversion Stock that any Person may purchase in the Public Offering shall not exceed $3,000,000 of Conversion Stock; provided, however, that this amount may be increased to up to 5% of the total offering of shares of Conversion Stock, subject to any required regulatory approval but without the further approval of the Members of the Mutual Holding Company or the Stockholders of the Holding Company; (ii) purchases in the Public Offering by Persons (other than Underwriters) shall be subject to the limitations of Section
4.06 of this Plan; (iii) the Holding Company and its Underwriters shall use reasonable efforts to assure that the stock to be offered and sold in the Public Offering shall be offered and sold in a manner that, to the extent practicable, will achieve a widespread distribution of such stock; and (iv) each order for Conversion Stock in the Public Offering shall be subject to the absolute right of the Primary Parties to accept or reject any such order in whole or in part, and if the Primary Parties reject any part of any order, the subscriber shall not have the right to cancel the remainder of such Person's order.

      The Primary Parties may commence the Public Offering concurrently with, at any time during, or as soon as practicable after the end of, the Subscription Offering and Syndicated Offering, and the Public Offering must be completed within 45 days after the completion of the Subscription Offering, unless extended by the Primary Parties with any required regulatory approval.

      If for any reason a Syndicated Offering or a Public Offering of shares of Holding Company Common Stock not sold in the Subscription Offering cannot be effected, or if any insignificant residue of shares of Conversion Stock is not sold in the Subscription Offering or in the Syndicated Offering or Public Offering, if any, other arrangements will be made for the disposition of unsubscribed shares by the Holding Company, if possible. Such other arrangements will be subject to the approval of the OTS.

      SECTION 4.06 ADDITIONAL LIMITATIONS ON PURCHASES OF CONVERSION STOCK

      The following limitations apply to the Offerings, in addition to those set forth elsewhere in the Plan:

      (a) In addition to the other restrictions and limitations set forth herein, the maximum amount of Holding Company Common Stock which any Person acting together with any Associate or group of Persons Acting in Concert may, directly or indirectly, subscribe for or purchase in the Reorganization shall not exceed $6,000,000, except that the Tax-Qualified Employee Stock Benefit Plans may subscribe for up to 10% of the total number of shares of Conversion Stock to be sold in the Offerings.

      (b) The number of shares of Conversion Stock which Directors and Officers and their Associates may purchase in the aggregate in the Offerings shall not exceed 25% of the total number of shares of Conversion Stock sold in the Offerings, except that this limitation shall not apply to shares held in any Tax-Qualified Employee Stock Benefit Plans that are attributable to Directors, Officers and their Associates. Shares of Holding Company Common Stock subscribed for in the Subscription Offering and any Syndicated Offering or Public Offering or otherwise purchased shall be aggregated for purposes of determining if the limitations of Section 4.06(a) and (b) have been violated.

      (c) No Person may purchase fewer than 25 shares of Conversion Stock in the Offerings, to the extent such shares are available; provided, however, that if the Purchase Price is greater than $20.00 per share, such minimum number of shares shall be adjusted so that the aggregate Purchase Price for such minimum shares will not exceed $500.00.

      (d) The maximum number of shares of Conversion Stock that may be subscribed for or purchased in the Offerings by any Person together with any Associate or group of Persons Acting in Concert, combined with Split Shares received by any such Person together with any Associate or group of Persons Acting in Concert, shall not exceed 5% of the shares of Holding Company Common Stock issued and outstanding at the completion of the Reorganization, except that this limitation shall not apply to the Tax-Qualified Employee Stock Benefit Plans.

      (e) For purposes of the foregoing limitations and the determination of Subscription Rights, (i) Directors, Officers and employees of the Primary Parties shall not be deemed to be Associates or a group Acting in Concert solely as a result of their capacities as such, (ii) shares purchased by Tax-Qualified Employee Stock Benefit Plans and attributable to a Person in any such plan shall not be aggregated with shares purchased directly by, or otherwise attributable to, such Person, and (iii) shares purchased by Tax-Qualified Employee Stock Benefit Plans shall not be attributable to the individual trustees or beneficiaries of any such plan for purposes of determining compliance with the limitations set forth in this section.

      (f) Subject to any required regulatory approval and the requirements of applicable laws and regulations, but without further approval of the Members of the Mutual Holding Company or the Stockholders of the Holding Company, the Primary Parties may increase or decrease any of the individual or aggregate purchase limitations set forth herein, provided that the maximum purchase limitations may not be increased to a percentage in excess of 5% of the total offering of shares of Conversion Stock in the Reorganization. In the event that any purchase limitations are increased after commencement of the Subscription Offering, the Primary Parties shall permit any Person who subscribed for the maximum number of shares of Conversion Stock to purchase an additional number of shares, so that such Person shall be permitted to subscribe for the then maximum number of shares permitted to be subscribed for by such Person, subject to the rights and preferences of any Person who has priority Subscription Rights. In the event that any purchase limitations are decreased after commencement of the Subscription Offering, the orders of any Person who subscribed for more than the new purchase limitation shall be decreased by the minimum amount necessary so that such Person shall be in compliance with the then maximum number of shares permitted to be subscribed for by such Person. If the maximum purchase limitation is increased to 5% of the total offering of shares of Conversion Stock, such limitation may be further increased to 9.99%, provided that orders for Conversion Stock exceeding 5% of the shares of Conversion Stock issued in the Offerings shall not exceed in the aggregate 10% of the total shares of Conversion Stock issued in the Offerings. Requests to purchase additional shares of Conversion Stock in the event the purchase limitation is so increased will be determined by the Primary Parties in their sole discretion.

      (g) The Primary Parties shall have the right to take all such action as they may, in their sole discretion, deem necessary, appropriate or advisable in order to monitor and enforce the terms, conditions, limitations and restrictions contained in this section and elsewhere in this Plan and the terms, conditions and representations contained in the Order Form, including, but not limited to, the absolute right (subject only to any necessary regulatory approvals or concurrences) to reject, limit or revoke acceptance of any subscription or order and to delay, terminate or refuse to consummate any sale of Conversion Stock which they believe might violate, or is designed to, or is any part of a plan to, evade or circumvent such terms, conditions, limitations, restrictions and representations. Any such action shall be final, conclusive and binding on all persons, and the Primary Parties and their respective Boards shall be free from any liability to any Person on account of any such action.

      (h) Notwithstanding anything to the contrary contained in this Plan and except as may otherwise be required by the OTS, the Public Stockholders will not have to sell any Holding Company Common Stock or be limited in receiving Split Shares even if their ownership of Holding Company Common Stock when converted into Split Shares would exceed an applicable purchase limitation; provided, however, that such a Public Stockholder would otherwise be precluded from purchasing Conversion Stock in the Offerings.

      (i) Notwithstanding any other provisions of this Plan, no person shall be entitled to purchase any Conversion Stock to the extent such purchase would be illegal under any federal law or state law or regulation or would violate regulations or policies of the National Association of Securities Dealers, Inc., particularly those regarding free riding and withholding. The Holding Company and/or its agents may ask for an acceptable legal opinion from any purchaser as to the legality of such purchase and may refuse to honor any purchase order if such opinion is not timely furnished.

      (j) Prior to and during the Offerings, no Person shall (1) transfer, or enter into any agreement or understanding to transfer, the legal or beneficial ownership of any Subscription Rights or shares of Conversion Stock; (2) make any offer, or any announcement of an offer, to purchase any Conversion Stock from anyone but the Holding Company; or (3) knowingly acquire more than the maximum purchase allowable under this Plan.

EACH PERSON PURCHASING CONVERSION STOCK IN THE OFFERINGS WILL BE DEEMED TO CONFIRM THAT SUCH PURCHASE DOES NOT CONFLICT WITH THE PURCHASE LIMITATIONS IN THIS PLAN. ALL QUESTIONS CONCERNING WHETHER ANY PERSONS ARE ASSOCIATES OR A GROUP ACTING IN CONCERT OR WHETHER ANY PURCHASE CONFLICTS WITH THE PURCHASE LIMITATIONS IN THIS PLAN OR

OTHERWISE VIOLATES ANY PROVISION OF THIS PLAN SHALL BE DETERMINED BY THE PRIMARY PARTIES IN THEIR SOLE DISCRETION. SUCH DETERMINATION SHALL BE CONCLUSIVE, FINAL AND BINDING ON ALL PERSONS AND THE PRIMARY PARTIES MAY TAKE ANY REMEDIAL ACTION, INCLUDING WITHOUT LIMITATION REJECTING THE PURCHASE OR REFERRING THE MATTER TO THE OTS FOR INVESTIGATION AND ACTION, AS IN THEIR SOLE DISCRETION THE PRIMARY PARTIES MAY DEEM APPROPRIATE.

      SECTION 4.07 TIMING OF SUBSCRIPTION OFFERING

      The Subscription Offering may be commenced concurrently with or at any time after the mailing to Voting Members of the Mutual Holding Company and Stockholders of the Holding Company of the proxy statement(s) to be used in connection with the Special Meeting and the Stockholders' Meeting. The Subscription Offering period may conclude before the Special Meeting and the Stockholders' Meeting, provided that the offer and sale of the Conversion Stock shall be conditioned upon the approval of the Plan by the Voting Members of the Mutual Holding Company and the Stockholders of the Holding Company at the Special Meeting and the Stockholders' Meeting, respectively.

      The exact timing of the commencement of the Subscription Offering shall be determined by the Primary Parties in consultation with the Independent Appraiser and any financial or advisory or investment banking firm retained by them in connection with the Reorganization. The Primary Parties may consider a number of factors, including, but not limited to, their current and projected future earnings, local and national economic conditions, and the prevailing market for stocks in general and stocks of financial institutions in particular. The Primary Parties shall have the right to withdraw, terminate, suspend, delay, revoke or modify any such Subscription Offering, at any time and from time to time, as they in their sole discretion may determine, without liability to any Person, subject to compliance with applicable securities laws and any necessary regulatory approval or concurrence.

      The Primary Parties shall, promptly after the OTS has approved the Application for Conversion and authorized the proxy statement(s) and Prospectus for use, the SEC has declared the Registration Statement, which includes the Prospectus, effective and all other required regulatory approvals have been obtained, distribute or make available the Prospectus, together with Order Forms for the purchase of Conversion Stock, to all Participants at their last known addresses appearing on the records of the Bank as of the Member Voting Record Date for the purpose of enabling them to exercise their respective Subscription Rights, subject to this section.

      SECTION 4.08 ORDER FORMS; RETURN OF ORDER FORMS

      A single Order Form for all Deposit Accounts maintained with the Bank by any Eligible Account Holder and any Supplemental Eligible Account Holder may be furnished, irrespective of the number of Deposit Accounts maintained with the Bank on the Eligibility Record Date and Supplemental Eligibility Record, respectively. No person holding a Subscription Right may exceed any otherwise applicable purchase limitation by submitting multiple orders for Conversion Stock. Multiple orders are subject to adjustment, as appropriate, on a pro rata basis and deposit balances will be divided equally among such orders in allocating shares in the event of an oversubscription.

      The recipient of an Order Form shall have no less than 20 days and no more than 45 days from the date of mailing of the Order Form (with the exact termination date to be set forth on the Order Form) to properly complete and execute the Order Form and deliver it to the Primary Parties. The Primary Parties may extend such period by such amount of time as they determine is appropriate. Failure of any Participant to deliver a properly executed Order Form to the Primary Parties, along with payment (or authorization for payment by withdrawal from a Deposit Account) for the shares of Conversion Stock subscribed for, within the time limits prescribed shall be deemed a waiver and release by such person of any rights to subscribe for shares of Conversion Stock. Each Participant shall be required to confirm to the Primary Parties by executing an Order Form that such Person has fully complied with all of the terms, conditions, limitations and restrictions in the Plan.

      SECTION 4.09 REQUIREMENTS FOR ORDER FORM

      Each Order Form shall contain:

      (a) A specified date by which all Order Forms must be received by the Holding Company, which date shall be not less than 20 nor more than 45 days following the date on which the Order Forms are mailed by the Holding Company, and which date will constitute the termination of the Subscription Offering;

      (b) The Purchase Price for shares of Conversion Stock to be sold in the Offerings;

      (c) An explanation of the rights and privileges granted under this Plan to each class of persons granted Subscription Rights pursuant to this Plan with respect to the purchase of Conversion Stock;

      (d) Specifically designated blank spaces for dating and signing the Order Form;

      (e) A description of the minimum and maximum number of shares of Conversion Stock that may be subscribed for pursuant to the exercise of Subscription Rights or otherwise purchased in the Subscription Offering;

      (f) Blank spaces for designating the payment amount to be returned with the Order Form to subscribe for Conversion Stock. Such amount will be equal to the Purchase Price multiplied by the number of shares of Conversion Stock subscribed for in accordance with the terms of this Plan;

      (g) Instructions concerning how to indicate on such Order Form the extent to which the recipient elects to exercise Subscription Rights under this Plan, the name or names in which the shares of Conversion Stock subscribed for are to be registered, the address to which certificates representing such shares of Conversion Stock are to be sent and the alternative methods of payment for Conversion Stock which will be permitted;

      (h) An acknowledgment that the recipient of the Order Form has received a final copy of the Prospectus prior to execution of the Order Form;

      (i) A statement indicating the consequences of failing to properly complete and return the Order Form, including a statement to the effect that all Subscription Rights are nontransferable, will be void at the end of the Subscription Offering, and can only be exercised by delivering to the Holding Company within the subscription period such properly completed and executed Order Form, together with the full required payment specified in the Order Form for the shares of Conversion Stock for which the recipient elects to subscribe in the Subscription Offering (or by authorizing on the Order Form that the Holding Company withdraw said amount from the subscriber's Deposit Account at the Bank). The Subscription Rights of Eligible Account Holders and Supplemental Eligible Account Holders are nontransferable, and certificates representing shares of Conversion Stock purchased in the Subscription Offering must be registered in the name of the Eligible Account Holder or Supplemental Eligible Account Holder, as the case may be. Joint stock registration will be allowed only if the Qualifying Deposit account is so registered; and

      (j) A statement to the effect that the executed Order Form, once received by the Holding Company, may not be modified or amended by the subscriber without the consent of the Holding Company.

      (k) Notwithstanding the above, the Primary Parties reserve the right in their sole discretion to accept or reject orders received on photocopied or facsimilied Order Forms.

      SECTION 4.10 REJECTION OF ORDER FORMS; INTERPRETATION OF ORDER FORMS

      The Primary Parties shall have the absolute right, in their sole discretion and without liability to any Participant or other Person, to reject any Order Form, including, but not limited to, any Order Form that is (i) improperly completed or executed; (ii) not timely received; (iii) not accompanied by the proper payment (or authorization of withdrawal from a Deposit Account with sufficient funds therein); or (iv) submitted by a Person whose representations the Primary Parties believe to be false or who they otherwise believe, either alone, or Acting in Concert with others, is violating, evading or circumventing, or intends to violate, evade or circumvent, the terms and conditions of the Plan. Furthermore, in the event Order Forms (i) are not delivered and are returned, or notice of non-delivery is given, to the Bank, the Holding Company or the Mutual Holding Company by the United States Postal Service or (ii) are not mailed pursuant to a "no mail" order placed in effect by the account holder, the Subscription Rights of the Person to which such rights have been granted will lapse as though such Person failed to return the contemplated Order Form within the time period specified thereon. The Primary Parties may, but will not be required to, waive any irregularity on any Order Form or may require the submission of corrected Order Forms or the remittance of full payment for shares of Conversion Stock by such date as they may specify. The interpretation of the Primary Parties of the terms and conditions of the Order Forms shall be final and conclusive, subject to the authority of the OTS.

      SECTION 4.11 PAYMENT FOR CONVERSION STOCK

      All payments for Conversion Stock subscribed for or ordered in the Subscription Offering must be delivered in full to the Bank along with a properly completed and executed Order Form, on or prior to the expiration date specified on the Order Form, unless such date is extended by the Holding Company. Copies of an Order Form are not required to be accepted. The Bank shall not knowingly loan funds or otherwise extend credit to any Participant or other Person to purchase Conversion Stock. Each share of Conversion Stock shall be non-assessable upon payment in full of the Purchase Price.

      Payment for Conversion Stock will be permitted to be made in any of the following manners:

      (a) By check, bank draft or money order, provided that checks will only be accepted subject to collection. Interest will be paid by the Bank, at not less than the rate per annum being paid by the Bank on its passbook accounts at the time the Offerings commence, on payments for Conversion Stock received in the Offerings by check, bank draft or money order from the date payment is received until the date the Reorganization is completed or terminated. The Bank shall be entitled to invest all amounts paid for Conversion Stock in the Offerings for its own account until completion or termination of the Reorganization.

      (b) By appropriate authorization of withdrawal from a Deposit Account at the Bank. The Order Forms will contain appropriate means by which authorization of such withdrawals may be made. The Bank shall have the right to make such withdrawals or to freeze funds equal to the authorized withdrawal amount upon receipt of the Order Form. Interest will be paid by the Bank on the amounts withdrawn as if such amounts had remained in the accounts from which they were withdrawn until the date upon which the Reorganization is completed.

      (c) By wire transfer, only with the Bank's prior approval and in the Bank's sole discretion.

      (d) Payments for the purchase of Conversion Stock in the Offerings will be permitted through authorization of withdrawals from certificates of deposit at the Bank without early withdrawal or other penalties. If the remaining balances of the certificates of deposit after such withdrawals are less than the minimum qualifying balances, the certificates evidencing the accounts may be canceled upon consummation of the Reorganization, and the remaining balances transferred to a statement savings account that will thereafter earn interest at the passbook rate. Where any applicable required minimum balance is maintained in such certificate of deposit, the rate of return on the balance of the certificate of deposit will remain the same as prior to such early withdrawal. If the Bank withdraws funds from a subscriber's certificate of deposit, or places a hold on such account, in accordance with this Section 4.11, the certificate of deposit shall be handled in accordance with the Bank's ordinary procedures and the applicable terms and conditions for the account; provided, that if the certificate of deposit matures prior to the time the Reorganization is completed or is terminated and if the account is renewed, the hold will remain in place in accordance with the terms hereof, and if the certificate of deposit is not renewed, the funds shall be transferred to a statement savings account that will earn interest at the regular passbook rate.

      If the subscriber is a Tax-Qualified Employee Stock Benefit Plan, the subscribing Tax-Qualified Employee Stock Benefit Plan may pay for the shares of Conversion Stock at the Purchase Price on or prior to the effective date of the Reorganization. If the subscribing Tax-Qualified Employee Stock Benefit Plan is an ESOP, it may pay on or prior to the effective date of the Reorganization but only if it has received, prior to submitting its order, a loan commitment from the Holding Company or a source of funds acceptable to the Holding Company, committing to advance to the Tax-Qualified Employee Stock Benefit Plan on or before the effective date of the Reorganization the aggregated Purchase Price of the shares for which the Tax-Qualified Employee Stock Benefit Plan subscribed.

      The Primary Parties may permit institutional investors to submit contractually irrevocable orders in the Syndicated Offering or Public Offering, if any, and to thereafter submit payment for the Conversion Stock for which they are ordering in the Syndicated Offering or Public Offering, if any, any time prior to 48 hours before the completion of the Reorganization, unless such 48-hour time period is waived by the Primary Parties, in their sole discretion. Such payment by institutional investors may be made by wire transfer.

      SECTION 4.12 ACCOUNT HOLDERS IN NONQUALIFIED STATES OR FOREIGN COUNTRIES

      The Primary Parties shall make reasonable efforts to comply with the securities laws of all jurisdictions in the United States in which Participants reside. However, no Participant will be offered or receive any Conversion Stock under the Plan if such Participant resides in a foreign country or resides in a jurisdiction of the United States with respect to which all of the following apply: (a) there are few Participants otherwise eligible to subscribe for shares under this Plan who reside in such jurisdiction; (b) the granting of Subscription Rights or the offer or sale of shares of Conversion Stock to such Participants would require any of the Primary Parties or their respective Directors and Officers, under the laws of such jurisdiction, to register as a broker-dealer, salesman or selling agent or to register or otherwise qualify the Conversion Stock for sale in such jurisdiction, or any of the Primary Parties would be required to qualify as a foreign corporation or file a consent to service of process in such jurisdiction; and (c) such registration, qualification or filing in the judgment of the Primary Parties would be impracticable or unduly burdensome for reasons of cost or otherwise.

      SECTION 4.13 PAYMENT OF FEES TO BROKERS

      The Primary Parties may elect to offer to pay fees on a per share basis to securities brokers who assist purchasers of Conversion Stock in the Offerings.

      SECTION 4.14 TIME LIMITS FOR SALE OF SHARES; EFFECT OF INABILITY TO SELL

      All shares of Conversion Stock not subscribed for at the completion of the Subscription Offering shall be sold within 45 days after completion of the Subscription Offering, or such longer period as the OTS may approve. If all shares are not sold as provided for herein, the Primary Parties will consult with the OTS to determine an alternative method of sale. If required by the OTS or the SEC in such event, a resolicitation of those Persons who have subscribed for shares will be made. If such an alternative method is not agreed upon, the Reorganization will not be effected, the Mutual Holding Company will remain in mutual form, all funds submitted to the Primary Parties as payment for shares of the Conversion Stock will be returned to subscribers, with interest as provided herein, and all withdrawal authorizations will be canceled.

                                   ARTICLE V.

           EFFECT OF REORGANIZATION; CERTAIN COVENANTS AND AGREEMENTS

      SECTION 5.01 CERTIFICATE OF INCORPORATION

      The Board of Directors of the Holding Company shall adopt an amendment and restatement of the certificate of incorporation of the Holding Company to provide for the issuance of additional shares of Holding Company Common Stock and to remove references to the Mutual Holding Company. A copy of the amended and restated certificate of incorporation, as approved by the Board of Directors, is attached hereto as Annex B and is a part of this Plan. By voting to adopt this Plan, Stockholders will be voting to adopt this amendment and restatement of the certificate of incorporation.

      SECTION 5.02 VOTING RIGHTS OF STOCKHOLDERS

      Following completion of the Reorganization, (a) voting rights with respect to the Bank shall continue to be held and exercised exclusively by the Holding Company as holder of all of the Bank's outstanding voting capital stock, except as may be provided in the federal stock charter of the Bank pursuant to any amendment thereto or the terms of any preferred stock issued thereunder, and (b) voting rights with respect to the Holding Company shall be held and exercised exclusively by the holders of the Holding Company Common Stock, except as may be provided for in the certificate of incorporation of the Holding Company pursuant to any amendment thereto or the terms of any preferred stock issued thereunder.

      SECTION 5.03 LIQUIDATION ACCOUNT

      At the time of the Mutual Holding Company Merger, (a) the Bank will terminate the liquidation account established in connection with the initial formation of the Mutual Holding Company and related minority stock offering and
(b) the Holding Company shall establish a liquidation account in an amount equal to the Bank's stockholder's equity as of the date of the latest statement of financial condition contained in the final Prospectus utilized in the Reorganization. The function of the liquidation account will be to preserve the rights of certain holders of Deposit Accounts who maintain such accounts in the Bank following the Reorganization to a priority in distributions in the unlikely event of a liquidation of the Bank subsequent to the Reorganization.

      The liquidation account shall be maintained for the benefit of Eligible Account Holders and Supplemental Eligible Account Holders who maintain their Deposit Accounts in the Bank after the Reorganization. Each such account holder will, with respect to each Deposit Account held, have a related inchoate interest in a portion of the liquidation account balance, which interest will be referred to in this Section 5.03 as the "subaccount balance." All Deposit Accounts having the same social security number will be aggregated for purposes of determining the initial subaccount balance with respect to such Deposit Accounts, except as set forth below.

      In the event of a complete liquidation of the Bank subsequent to the Reorganization at a time when the Bank has a positive net worth (and only in such event), each Eligible Account Holder and Supplemental Eligible Account Holder shall be entitled to receive a liquidation distribution from the liquidation account established by the Holding Company in the amount of the then current subaccount balances for Deposit Accounts then held (adjusted as described below) before any liquidation distribution may be made with respect to the capital stock of the Bank.

      In the event of a complete liquidation of the Bank subsequent to the Reorganization at a time when (i) the Bank has a positive net worth and (ii) the Holding Company does not have sufficient assets (other than the stock of the Bank) to fund the obligation under the liquidation account, the Bank shall fund such remaining obligation as if the Bank had established the liquidation account rather than the Holding Company.

      The Board of Directors of the Bank shall adopt an amendment and restatement of the Federal Stock Charter of the Bank to reflect this obligation with respect to the liquidation and to remove references to the Mutual Holding Company. A copy of the amended and restated Federal Stock Charter, as approved by the Board of Directors of the Bank, is attached hereto as Annex C and is a part of this Plan.

      No merger, consolidation, sale of bulk assets or similar combination transaction with another FDIC-insured institution in which the Bank is not the surviving entity shall be considered a complete liquidation for this purpose. In any such transaction, the obligation of the Bank hereunder with respect to the liquidation account shall be assumed by the surviving entity and in any such transaction involving the Holding Company in which the Holding Company is not the surviving entity the liquidation account shall be assumed by the surviving entity, except to the extent otherwise approved by the OTS.

      The initial subaccount balance for a Deposit Account held by an Eligible Account Holder or Supplemental Eligible Account Holder shall be determined by multiplying the opening balance in the liquidation account by a fraction, of which the numerator is the amount of the Qualifying Deposits of such account holder on the Eligibility Record Date or Supplemental Eligibility Record Date, as applicable, and the denominator is the total amount of Qualifying Deposits of all Eligible Account Holders or Supplemental Eligible Account Holders, as applicable, on the applicable date. If an account holder holds a Deposit Account on the Eligibility Record Date and a separate Deposit Account on the Supplemental Eligibility Record Date, separate initial subaccount balances shall be determined on the basis of the Qualifying Deposits in such Deposit Accounts on each such record date. Initial subaccount balances shall not be increased, and shall be subject to downward adjustment as follows: if the aggregate deposit balance in the Deposit Account of an Eligible Account Holder or Supplemental Eligible Account Holder at the close of business on any December 31, commencing on or after the effective date of the Reorganization, is less than (a) the aggregate deposit balance in such Deposit Account at the close of business on any other December 31 subsequent to the Eligibility Record Date or Supplemental Eligibility Record Date, as applicable, or (b) the Qualifying Deposits in such Deposit Account as of the Eligibility Record Date or the Supplemental Eligibility Record Date, as applicable, then the subaccount balance for such Deposit Account shall be adjusted by reducing such subaccount balance in an amount proportionate to the reduction in such deposit balance. In the event of such a downward adjustment, the subaccount balance shall not be subsequently increased, notwithstanding any subsequent increase in the deposit balance of the related Deposit Account. The subaccount balance of an Eligible Account Holder or Supplemental Eligible Account Holder will be reduced to zero if the account holder ceases to maintain a Deposit Account at the Bank that has the same social security number as appeared on his Deposit Account(s) at the Eligibility Record Date or the Supplemental Eligibility Record Date.

      Subsequent to the completion of the Reorganization, the Bank may not declare or pay cash dividends on, or repurchase any of, its capital stock, if such dividend or repurchase would reduce the Bank's regulatory capital below the amount then required for the liquidation account assuming the Holding Company had no assets to fund the obligation under the liquidation account; otherwise, the existence of the Bank's obligation hereunder with respect to the liquidation account shall not operate to restrict the use or application of any of the capital accounts of the Bank. The Bank shall not be required to set aside funds in connection with its obligation hereunder with respect to the liquidation account. Eligible Account Holders and Supplemental Eligible Account Holders do not retain any voting rights in either the Holding Company or the Bank based on their liquidation subaccounts.

      For purposes of this Section 5.03, a Deposit Account includes a predecessor or successor account which is held by an Account Holder with the same social security number.

      SECTION 5.04 TRANSFER OF DEPOSIT ACCOUNTS

      Each Person holding a Deposit Account at the Bank at the time of the Reorganization shall retain an identical Deposit Account at the Bank following the Reorganization in the same amount (as adjusted to give effect to any withdrawal made for the purchase of Conversion Stock) and subject to the same terms and conditions (except as to voting and liquidation rights).

      SECTION 5.05 REQUIREMENTS FOLLOWING CONVERSION FOR REGISTRATION, MARKET MAKING AND STOCK EXCHANGE LISTING

      In connection with the Reorganization, the Holding Company shall register the Conversion Stock pursuant to Section 12 of the Securities Exchange Act of 1934, as amended, and shall undertake not to deregister such stock for a period of three years thereafter. The Holding Company also shall use its best efforts to (i) encourage and assist a market maker to establish and maintain a market for the Conversion Stock and (ii) list the Conversion Stock on a national or regional securities exchange or to have quotations for such stock disseminated on the Nasdaq Stock Market.

      SECTION 5.06 DIRECTORS AND OFFICERS

      Each person serving as a Director or Officer of the Holding Company or the Bank at the time of the Reorganization shall continue to serve as a Director or Officer of the Holding Company or the Bank, as the case may be, for the balance of the term for which the person was elected prior to the Reorganization, and until a successor is elected and qualified. The number, names, business addresses and terms of the Directors of the Holding Company are set forth in the Plan of Merger included as Annex A hereto.

      SECTION 5.07 TAX RULINGS OR OPINIONS

      Consummation of the Reorganization is conditioned upon prior receipt by the Primary Parties of either a ruling from the U.S. Internal Revenue Service or an opinion of counsel with respect to federal tax laws, and either rulings from the State of New Jersey and the State of New York or opinions with respect to New Jersey and New York tax laws, substantially to the effect that consummation of the transactions contemplated hereby qualifies as a tax-free transaction for federal income tax purposes and will not result in any adverse federal, New Jersey state or New York state tax consequences to the Primary Parties or to Eligible Account Holders or Supplemental Eligible Account Holders before or after the Reorganization, except in each case to the extent, if any, that Subscription Rights are deemed to have fair market value on the date such rights are issued.

      SECTION 5.08 STOCK COMPENSATION PLANS; EMPLOYMENT AND SEVERANCE AGREEMENTS

      The Holding Company and the Bank are authorized to adopt Tax-Qualified Employee Stock Benefit Plans in connection with the Reorganization, including without limitation, an ESOP. Existing as well as any newly created Tax-Qualified Employee Stock Benefit Plans may purchase shares of Conversion Stock in the Offerings, to the extent permitted by the terms of such Tax-Qualified Employee Stock Benefit Plans and this Plan.

      The Holding Company and the Bank will restrict the implementation of stock option and management and employee stock benefit plans as required by the rules and regulations of the OTS, unless such requirements are waived by the OTS. Nothing herein shall be construed to prohibit a continuation of Non-Tax-Qualified Employee Stock Benefit Plans adopted and in effect prior to the Reorganization in accordance with their terms as then in effect.

      The Holding Company and the Bank are authorized to enter into employment or severance agreements with their Officers.

      SECTION 5.09 DIVIDEND AND REPURCHASE RESTRICTIONS ON STOCK

      Following consummation of the Reorganization, any repurchases of shares of capital stock by the Holding Company will be made in accordance with then applicable laws and regulations.

      The Bank may not declare or pay a cash dividend on, or repurchase any of, its capital stock if the effect thereof would cause the regulatory capital of the Bank to be reduced below the amount then required for the liquidation account established by the Holding Company pursuant to Section 5.03 hereof. Any dividend declared or paid on, or repurchase of, the Bank's capital stock also shall be in compliance with applicable law and regulations.

      Subsequent to the effective date of the Reorganization, the Board of Directors of the Holding Company, subject to the provisions of the certificate of incorporation and bylaws of the Holding Company, shall have the authority to issue any of the authorized, unissued and unreserved shares of its common and preferred stock and to fix the relative designations, powers, preferences, rights, qualifications, limitations and restrictions of such preferred stock. Except as may be required by the Delaware General Corporation Law or otherwise, the Board of Directors of the Holding Company shall have sole discretion in the decision to issue such shares and no stockholder approval will be required for the issuance of such shares.

                                   ARTICLE VI.

                              CERTAIN RESTRICTIONS

      SECTION 6.01 RESTRICTIONS ON STOCK PURCHASES BY DIRECTORS AND OFFICERS FOLLOWING THE REORGANIZATION

      For a period of three years following the Reorganization, the Directors and Officers of the Holding Company and the Bank and their Associates may not purchase, without the prior written approval of the OTS, Holding Company Common Stock except from a broker-dealer registered with the SEC. This prohibition shall not apply, however, to (i) any negotiated transaction involving more than 1% of the then outstanding Holding Company Common Stock and (ii) purchases of stock made by any Tax-Qualified Employee Stock Benefit Plan or effected pursuant to any Non-Tax-Qualified Employee Stock Benefit Plans, regardless of whether adopted and in effect prior to or after completion of the Reorganization, which may be attributable to individual Officers or Directors.

      The foregoing restriction on purchases of Holding Company Common Stock shall be in addition to any restrictions that may be imposed by federal and state securities laws.

      SECTION 6.02 RESTRICTIONS ON TRANSFER OF STOCK

      All shares of Conversion Stock which are purchased by Persons other than Directors and Officers and their Associates shall be transferable without restriction, except in connection with a transaction proscribed by Section 6.03 of this Plan. Shares of Conversion Stock purchased by Directors or Officers, or their Associates, of the Holding Company and the Bank on original issue from the Holding Company (by subscription or otherwise) shall be subject to the restriction that such shares shall not be sold or otherwise disposed of for value for a period of one year following the date of purchase, except for any disposition of such shares following the death of the original purchaser or pursuant to any merger or similar transaction approved by the OTS. The shares of Conversion Stock issued by the Holding Company to Directors and Officers and their Associates shall bear the following legend giving appropriate notice of such one-year restriction:

            "The shares of stock evidenced by this Certificate are restricted as to transfer for a period of one year from the date of this Certificate pursuant to Part 563b of the Rules and Regulations of the Office of Thrift Supervision. These shares may not be transferred during such one-year period without a legal opinion of counsel for the Company that said transfer is permissible under the provisions of applicable law and regulation. This restrictive legend shall be deemed null and void after one year from the date of this Certificate."

      In addition, the Holding Company shall give appropriate instructions to the transfer agent for the Holding Company Common Stock with respect to the applicable restrictions relating to the transfer of restricted stock. Any shares issued at a later date as a stock dividend, stock split or otherwise with respect to any such restricted stock shall be subject to the same holding period restrictions as may then be applicable to such restricted stock and any certificate for such shares shall bear a legend advising of such restrictions.

      The foregoing restriction on transfer shall be in addition to any restrictions on transfer that may be imposed by federal and state securities laws.

      SECTION 6.03 RESTRICTIONS ON ACQUISITION OF STOCK OF THE HOLDING COMPANY

      The certificate of incorporation of the Holding Company prohibits any Person (except for the Mutual Holding Company and certain other Persons) to directly or indirectly acquire or hold the beneficial ownership of more than 10% of the issued and outstanding Holding Company Common Stock, exclusive of any shares beneficially owned by the Mutual Holding Company. The certificate of incorporation of the Holding Company also contains a provision to the effect that any record owner of any outstanding shares of Holding Company Common Stock (except for the Mutual Holding Company and certain other Persons) who beneficially owns in excess of 10% of such outstanding shares, exclusive of any shares beneficially owned by the Mutual Holding Company, shall be entitled to cast only 1/100th of one vote per share with respect to any shares held in excess of such 10%. In addition, the certificate of incorporation and bylaws of the Holding Company contain provisions for staggered terms of the directors, non-cumulative voting for directors, limitations on the calling of special meetings, a fair price provision for certain business combinations and certain notice requirements.

      For a period of three years from the date of completion of the Reorganization, no Person, other than the Holding Company, shall directly or indirectly offer to acquire or acquire the beneficial ownership of more than 10% of any class of any equity security of the Bank without the prior written consent of the OTS.

                                  ARTICLE VII.

                                  MISCELLANEOUS

      SECTION 7.01 EXPENSES

      OTS regulations require that the expenses of the Offerings must be reasonable. The Primary Parties will use their best efforts to assure that the expenses incurred by them in effecting the Reorganization, including the Offerings, will be reasonable.

      SECTION 7.02 AMENDMENT OR TERMINATION OF THE PLAN

      If deemed necessary or desirable by the Boards of Directors of the Primary Parties, this Plan may be substantively amended, as a result of comments from regulatory authorities or otherwise, at any time prior to the solicitation of proxies from Members and Stockholders to vote on the Plan and at any time thereafter with the concurrence of the OTS. Any amendment to this Plan made after approval by the Members and Stockholders with the concurrence of the OTS shall not necessitate further approval by the Members or Stockholders unless otherwise required by the OTS. This Plan shall terminate if the sale of all shares of Conversion Stock is not completed within 24 months from the date of the Special Meeting. Prior to the earlier of the Special Meeting or the Stockholders' Meeting, this Plan may be terminated by the Boards of

Directors of the Primary Parties without approval of the OTS; after the earlier of the Special Meeting or the Stockholders' Meeting, the Boards of Directors may terminate this Plan only with the approval of the OTS.

      SECTION 7.03 INTERPRETATION OF THE PLAN

      All interpretations of this Plan and application of its provisions to particular circumstances by a majority of each of the Boards of Directors of the Primary Parties shall be final, subject to the authority of the OTS.

      SECTION 7.04 SEVERABILITY

      If any term, provision, covenant or restriction contained in this Plan is held by a court or a federal or state regulatory agency of competent jurisdiction to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions contained in this Plan shall remain in full force and effect, and shall in no way be affected, impaired or invalidated.

      SECTION 7.05 MISCELLANEOUS

      This Plan is to be governed by and construed in accordance with the laws of the United States. None of the cover page, the table of contents, or the section headings are to be considered a part of this Plan, but are included solely for convenience of reference and shall in no way define, limit, extend, or describe the scope or intent of any of the provisions hereof. Any reference to a Section or Article shall refer to a Section or Article of this Plan, unless otherwise stated. Except for such rights as are set forth herein for Eligible Account Holders and Supplemental Eligible Account Holders, this Plan shall create no rights in any Person. The terms defined in this Plan have the meanings assigned to them in this Plan and include the plural as well as the singular, and words of any gender shall include each other gender where appropriate.

                                                                         ANNEX A

                                 PLAN OF MERGER

      This Plan of Merger, dated as of __________, 2005, is among Hudson City, MHC (the "Mutual Holding Company"), a New Jersey chartered mutual holding company, and Hudson City Bancorp, Inc. (the "Holding Company" or the "Surviving Corporation"), a Delaware corporation, pursuant to an Amended and Restated Plan of Conversion and Reorganization (the "Plan"), dated as of December 16, 2004 and amended and restated as of February 22, 2005, by each of the Mutual Holding Company, the Holding Company and Hudson City Savings Bank.

                                   WITNESSETH:

      WHEREAS, pursuant to the Plan (i) the Mutual Holding Company, which owns more than 50% of the outstanding common stock of the Holding Company, par value $0.01 per share ("Holding Company Common Stock"), will convert from a New Jersey chartered mutual holding company to a federally chartered mutual holding company and immediately thereafter merge with and into the Holding Company (the "Mutual Holding Company Merger"), (ii) all shares of Holding Company Common Stock held by the Mutual Holding Company will be cancelled and a stock split of each other share of Holding Company Common Stock outstanding immediately prior to the effective time thereof shall be effected, and each holder thereof, without further action by such holder, shall be entitled to receive additional shares of Holding Company Common Stock based on the Split Ratio, as defined in the Plan of Conversion, plus cash in lieu of any fractional share interest, and (iv) the Holding Company will offer shares of Holding Company Common Stock in the manner set forth in the Plan of Conversion; and

      WHEREAS, the parties intend the Mutual Holding Company Merger to qualify as a reorganization within the meaning of the Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code"), and this Plan of Merger be and is hereby adopted as a "plan of reorganization" within the meaning of Sections 354 and 361 of the Code; and

      WHEREAS, the Mutual Holding Company and the Holding Company desire to provide for the terms and conditions of the Mutual Holding Company Merger.

      NOW, THEREFORE, in consideration of the promises and of the mutual covenants and agreements herein contained, and in accordance with applicable laws and regulations of the United States and the State of Delaware, the Mutual Holding Company and the Holding Company hereby agree as follows:

      1. THE MUTUAL HOLDING COMPANY MERGER. Subject to the terms and conditions set forth herein and the prior approval of the Office of Thrift Supervision of the U.S. Department of the Treasury of the Reorganization, as defined in the Plan of Conversion, and the expiration of all applicable waiting periods, on the Effective Date (as that term is defined in Section 3 herein) the Mutual Holding Company immediately upon its conversion to a federal mutual holding company shall merge with and into the Holding Company, the separate existence of the Mutual Holding Company shall cease and the Holding Company shall be the Surviving Corporation.

      2. CONVERSION OF SHARES.

      (a) Each share of Holding Company Common Stock issued and outstanding immediately prior to the Effective Date shall, on and after the Effective Date, continue to be issued and outstanding as a share of common stock of the Surviving Corporation, except that each share of Holding Company Common Stock held by the Mutual Holding Company immediately prior to the Effective Date shall, by virtue of the Mutual Holding Company Merger, be cancelled.

      (b) No shares of Mutual Holding Company common stock are or will be issued and outstanding immediately prior to the Effective Date.

      3. EFFECTIVE DATE. The Mutual Holding Company Merger shall be effective on the date on which all filings with government agencies, as may be required under applicable laws and regulations for the Mutual Holding Company Merger to become effective, are made and accepted by the applicable agencies (the "Effective Date").

      4. EFFECT OF THE MUTUAL HOLDING COMPANY MERGER. On the Effective Date, the separate existence of the Mutual Holding Company shall cease and all of the property (real, personal and mixed), rights, powers, duties and obligations of the Mutual Holding Company shall be taken and deemed to be transferred to and vested in the Surviving Corporation, without further act or deed, as provided by applicable laws and regulations.

      5. DISSENTING SHARES. No members of the Mutual Holding Company and no holders of shares of Holding Company Common Stock shall have dissenters' rights of appraisal in connection with the Mutual Holding Company Merger.

      6. NAME OF SURVIVING CORPORATION. The name of the Surviving Corporation shall be "Hudson City Bancorp, Inc."

      7. DIRECTORS OF THE SURVIVING CORPORATION. Upon and after the Effective Date, until changed in accordance with the certificate of incorporation and bylaws of the Surviving Corporation and applicable law, the number of directors of the Surviving Corporation shall be 14. The names of those persons who, upon and after the Effective Date, shall be directors of the Surviving Corporation are set forth below. Each such director shall serve for the term which expires at the annual meeting of shareholders of the Surviving Corporation in the year set forth after his respective name, and until a successor is elected and qualified.

         Name                                              Term Expires
         ----                                              ------------
Verne S. Atwater                                              2005
William G. Bardel                                             2005
Scott A. Belair                                               2005
John W. Klie                                                  2005
Ronald E. Hermance, Jr.                                       2005
Michael W. Azzara                                             2006
John D. Birchby                                               2006

Victoria H. Bruni                                             2006
Andrew J. Egner, Jr.                                          2006
Leonard S. Gudelski                                           2006
William J. Cosgrove                                           2007
Donald O. Quest                                               2007
Denis J. Salamone                                             2007
Joseph G. Sponholz                                            2007

      The address of each such director is c/o Hudson City Bancorp, Inc., West 80 Century Road, Paramus, NJ 07652.

      8. OFFICERS OF THE SURVIVING CORPORATION. Upon and after the Effective Date, until changed in accordance with the certificate of incorporation and bylaws of the Surviving Corporation and applicable law, the officers of the Holding Company immediately prior to the Effective Date shall be the officers of the Surviving Corporation.

      9. OFFICES. Upon the Effective Date, all offices of the Holding Company shall be offices of the Surviving Corporation. As of the Effective Date, the home office of the Surviving Corporation shall remain at West 80 Century Road, Paramus, NJ 07652.

      10. CERTIFICATE OF INCORPORATION AND BYLAWS. On and after the Effective Date, the certificate of incorporation and bylaws of the Holding Company as in effect immediately prior to the Effective Date shall be the certificate of incorporation and bylaws of the Surviving Corporation until amended in accordance with the terms thereof and applicable law.

      11. DIRECTOR APPROVAL. At least two-thirds of the members of the boards of directors of each of the parties hereto have approved this Plan of Merger.

      12. CONDITIONS PRECEDENT. The obligations of the Holding Company and the Mutual Holding Company to effect the Mutual Holding Company Merger shall be subject to satisfaction, unless duly waived by the party permitted to do so, of the conditions precedent set forth in the Plan.

      13. ABANDONMENT OF AGREEMENT. This Plan of Merger may be abandoned by either the Mutual Holding Company or the Holding Company at any time before the Effective Date in the manner set forth in Section 7.02 of the Plan of Conversion.

      14. AMENDMENTS. This Plan of Merger may be amended in the manner set forth in Section 7.02 of the Plan of Conversion by a subsequent writing signed by the parties hereto upon the approval of the Board of Directors of each of the parties hereto.

      15. EXTENSIONS; WAIVERS. Each party, by a written instrument signed by a duly authorized officer, may extend the time for the performance of any of the obligations or other acts of the other party hereto and may waive compliance with any of the covenants, or performance of any of the obligations, of the other party contained in this Plan of Merger.

      16. CAPTIONS. The headings of the several Sections herein are inserted for convenience of reference only and are not intended to be part of, or to affect the meaning or interpretation of, this Plan of Merger.

      17. COUNTERPARTS. For the convenience of the parties hereto, this Plan of Merger may be executed in several counterparts, each of which shall be deemed the original, but all of which together shall constitute one and the same instrument.

      18. SUCCESSORS. This Agreement shall be binding on the successors of the Mutual Holding Company and the Holding Company.

      19. GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware and the laws of the United States of America.

IN WITNESS WHEREOF, the Mutual Holding Company and the Holding Company have caused this Plan of Merger to be executed by their duly authorized officers as of the day and year first above written.

                                     HUDSON CITY, MHC

ATTEST:

_______________________________      By: _______________________________
Veronica A. Olszewski                    Ronald E. Hermance, Jr.
Corporate Secretary                      President and Chief Executive Officer

                                     HUDSON CITY BANCORP, INC.
Attest:

______________________________       By: _______________________________
Veronica A. Olszewski                    Ronald E. Hermance, Jr.
Corporate Secretary                      President and Chief Executive Officer

                                                                         ANNEX B

                              AMENDED AND RESTATED

                          CERTIFICATE OF INCORPORATION

                                       OF

                            HUDSON CITY BANCORP, INC.

                          UNDER SECTIONS 242 AND 245 OF

                           THE GENERAL CORPORATION LAW

                            OF THE STATE OF DELAWARE

                                TABLE OF CONTENTS

                                                                                                        PAGE
                                                                                                        ----
                                            ARTICLE I

NAME..............................................................................................        1

                                            ARTICLE II

REGISTERED OFFICE AND AGENT.......................................................................        1

                                           ARTICLE III

PURPOSE...........................................................................................        2

                                            ARTICLE IV

CAPITAL STOCK.....................................................................................        2

SECTION 1. SHARES, CLASSES AND SERIES AUTHORIZED..................................................        2
SECTION 2. DESIGNATIONS, POWERS, PREFERENCES, RIGHTS, QUALIFICATIONS, LIMITATIONS AND
           RESTRICTIONS RELATING TO THE CAPITAL STOCK.............................................        2

                                            ARTICLE V

LIMITATION ON BENEFICIAL OWNERSHIP OF STOCK.......................................................        4

SECTION 1. APPLICABILITY OF ARTICLE...............................................................        4
SECTION 2. PROHIBITIONS RELATING TO BENEFICIAL OWNERSHIP OF VOTING STOCK..........................        4
SECTION 3. EXCESS SHARES..........................................................................        4
SECTION 4. POWERS OF THE BOARD OF DIRECTORS.......................................................        5
SECTION 5. SEVERABILITY...........................................................................        6
SECTION 6. EXCLUSIONS.............................................................................        6

                                            ARTICLE VI

BOARD OF DIRECTORS................................................................................        6

SECTION 1. NUMBER OF DIRECTORS....................................................................        6
SECTION 2. CLASSIFICATION OF BOARD................................................................        6
SECTION 3. VACANCIES..............................................................................        7
SECTION 4. REMOVAL OF DIRECTORS...................................................................        7
SECTION 5. DIRECTORS ELECTED BY PREFERRED SHAREHOLDERS............................................        7
SECTION 6. EVALUATION OF ACQUISITION PROPOSALS....................................................        7
SECTION 7. POWER TO CALL SPECIAL MEETING OF SHAREHOLDERS..........................................        8

                                           ARTICLE VII

ACTION BY SHAREHOLDERS WITHOUT A MEETING..........................................................        8

                                                                         ANNEX B

                                           ARTICLE VIII

CERTAIN BUSINESS COMBINATIONS.....................................................................        8

SECTION 1. HIGHER VOTE REQUIRED FOR CERTAIN BUSINESS COMBINATIONS.................................        8
SECTION 2. WHEN HIGHER VOTE IS NOT REQUIRED.......................................................        9
SECTION 3. DEFINITIONS............................................................................       11
SECTION 4. POWERS OF THE DISINTERESTED DIRECTORS..................................................       15
SECTION 5. EFFECT ON FIDUCIARY OBLIGATIONS OF INTERESTED SHAREHOLDERS.............................       15
SECTION 6. AMENDMENT, REPEAL, ETC.................................................................       15

                                            ARTICLE IX

LIMITATION OF DIRECTOR LIABILITY..................................................................       16

                                            ARTICLE X

INDEMNIFICATION...................................................................................       16

SECTION 1. ACTIONS, SUITS OR PROCEEDINGS OTHER THAN BY OR IN THE RIGHT OF THE CORPORATION.........       16
SECTION 2. ACTIONS OR SUITS BY OR IN THE RIGHT OF THE CORPORATION.................................       17
SECTION 3. INDEMNIFICATION FOR COSTS, CHARGES AND EXPENSES OF A SUCCESSFUL PARTY..................       18
SECTION 4. INDEMNIFICATION FOR EXPENSES OF A WITNESS..............................................       18
SECTION 5. DETERMINATION OF RIGHT TO INDEMNIFICATION..............................................       18
SECTION 6. ADVANCEMENT OF COSTS, CHARGES AND EXPENSES.............................................       19
SECTION 7. PROCEDURE FOR INDEMNIFICATION..........................................................       19
SECTION 8. SETTLEMENT.............................................................................       19
SECTION 9. OTHER RIGHTS; CONTINUATION OF RIGHT TO INDEMNIFICATION; INDIVIDUAL CONTRACTS...........       20
SECTION 10. SAVINGS CLAUSE........................................................................       20
SECTION 11. INSURANCE.............................................................................       20
SECTION 12. DEFINITIONS...........................................................................       21
SECTION 13. SUBSEQUENT AMENDMENT AND SUBSEQUENT LEGISLATION.......................................       22

                                            ARTICLE XI

AMENDMENTS........................................................................................       22

SECTION 1. AMENDMENTS OF CERTIFICATE OF INCORPORATION.............................................       22
SECTION 2. AMENDMENTS OF BYLAWS...................................................................       23

                                           ARTICLE XII

NOTICES...........................................................................................       23

                                                                         ANNEX B

                              AMENDED AND RESTATED
                          CERTIFICATE OF INCORPORATION

                                       OF

                            HUDSON CITY BANCORP, INC.

                    (Pursuant to Sections 242 and 245 of the
                General Corporation Law of the State of Delaware)

            I, Ronald E. Hermance, Jr., Chairman, President and Chief Executive Officer of Hudson City Bancorp, Inc. (hereinafter called the "Corporation"), do hereby certify:

      The name of the Corporation is Hudson City Bancorp, Inc.

      The date of filing of the Corporation's original certificate of incorporation is February 25, 1999. The name under which the Corporation was originally incorporated was Hudson City Bancorp, Inc.

      This Amended and Restated Certificate of Incorporation was duly adopted in accordance with the provisions of Sections 242 and 245 of the General Corporation Law of the State of Delaware (the "GCL") by resolution of the Board of Directors of the Corporation on February 15, 2005 and by the holders of a majority of the Corporation's Capital Stock (as defined in Article IV) on May ___, 2005.

      This Amended and Restated Certificate of Incorporation shall be effective upon filing.

      The Corporation's Certificate of Incorporation is hereby amended and restated to read in its entirety as follows:

                                   ARTICLE I

                                      NAME

            The name of the corporation is HUDSON CITY BANCORP, INC. (the "Corporation").

                                   ARTICLE II

                           REGISTERED OFFICE AND AGENT

            The address of the registered office of the Corporation in the State of Delaware is Corporation Trust Center, 1209 Orange Street in the City of Wilmington, County of New Castle, 19801. The name of its registered agent at such address is The Corporation Trust Company.

                                  ARTICLE III

                                     PURPOSE

            The purpose of the Corporation is to engage in any lawful act or activity for which a corporation may be organized under the GCL.

                                   ARTICLE IV

                                  CAPITAL STOCK

            SECTION 4.01 SHARES, CLASSES AND SERIES AUTHORIZED. The total number of shares of all classes of capital stock which the Corporation shall have authority to issue is Four Billion (4,000,000,000) shares, of which Eight Hundred Million (800,000,000) shares shall be preferred stock, par value one cent ($.01) per share (the "Preferred Stock"), and Three Billion Two Hundred Million (3,200,000,000) shares shall be common stock, par value one cent ($.01) per share (the "Common Stock"). The Preferred Stock and Common Stock are sometimes hereinafter, collectively, referred to as the "Capital Stock."

            SECTION 4.02 DESIGNATIONS, POWERS, PREFERENCES, RIGHTS, QUALIFICATIONS, LIMITATIONS AND RESTRICTIONS RELATING TO THE CAPITAL STOCK. The following is a statement of the designations, powers, preferences and rights in respect of the classes of the Capital Stock, and the qualifications, limitations or restrictions thereof, and of the authority with respect thereto expressly vested in the Board of Directors of the Corporation (the "Board of Directors"):

            (a) Preferred Stock. The Preferred Stock may be issued from time to time in one or more series, the number of shares and any designation of each series and the powers, preferences and rights of the shares of each series, and the qualifications, limitations or restrictions thereof, to be as stated and expressed in a resolution or resolutions providing for the issue of such series adopted by the Board of Directors, subject to the limitations prescribed by law. The Board of Directors in any such resolution or resolutions is expressly authorized to state for each such series:

            (i) the voting powers, if any, of the holders of shares of such series in addition to any voting rights affirmatively required by law;

            (ii) the rights of shareholders in respect of dividends, including, without limitation, the rate or rates per annum and the time or times at which (or the formula or other method pursuant to which such rate or rates and such time or times may be determined) and conditions upon which the holders of shares of such series shall be entitled to receive dividends and other distributions, and whether any such dividends shall be cumulative or non-cumulative and, if cumulative, the terms upon which such dividends shall be cumulative;

            (iii) whether any shares of the stock of each such series shall be redeemable by the Corporation at the option of the Corporation or the holder thereof and, if redeemable, the terms and conditions upon which any shares of the stock of such series may be redeemed;

            (iv) the amount payable and the rights or preferences to which the holders of the stock of such series shall be entitled upon any voluntary or involuntary liquidation, dissolution or winding up of the Corporation;

            (v) the terms, if any, upon which shares of stock of such series shall be convertible into, or exchangeable for, shares of stock of any other class or classes or of any other series of the same or any other class or classes, including the price or prices or the rate or rates of conversion or exchange and the terms of adjustment, if any; and

            (vi) any other powers, designations, preferences and relative, participating, optional or other special rights, and qualifications, limitations or restrictions thereof, so far as they are not inconsistent with the provisions of this Certificate of Incorporation and to the full extent now or hereafter permitted by the laws of the State of Delaware.

            Subject to any limitations or restrictions stated in the resolution or resolutions of the Board of Directors originally fixing the number of shares constituting a series, the Board of Directors may by resolution or resolutions likewise adopted increase (but not above the total number of authorized shares of Preferred Stock) or decrease (but not below the number of shares of the series then outstanding) the number of shares of the series subsequent to the issue of shares of that series; and, in case the number of shares of any series shall be so decreased, the shares constituting the decrease shall resume that status that they had prior to the adoption of the resolution originally fixing the number of shares constituting such series.

            (b) Common Stock. Subject to Article V hereof and except as otherwise provided for by law, the shares of Common Stock shall entitle the holders thereof to one vote for each share on all matters on which shareholders have the right to vote. The holders of shares of Common Stock shall not be permitted to cumulate their votes for the election of directors. Notwithstanding the foregoing, except as otherwise required by law, holders of Common Stock, as such, shall not be entitled to vote on any amendment to this Certificate of Incorporation (including any Certificate of Designations relating to any series of Preferred Stock) that relates solely to the terms of one or more outstanding series of Preferred Stock if the holders of such affected series are entitled, either separately or together with the holders of one or more other such series, to vote thereon pursuant to this Certificate of Incorporation (including any Certificate of Designations relating to any series of Preferred Stock) or pursuant to the GCL.

            Subject to the preferences, privileges and powers with respect to each class or series of Preferred Stock having any priority over the Common Stock, and the qualifications, limitations or restrictions thereof, the holders of the Common Stock shall have and possess all rights pertaining to the Capital Stock; provided however, that in the event of any liquidation, dissolution, or winding up of the Corporation, the holders of the Common Stock (and the holders of any class or series of stock entitled to participate with the Common Stock in the distribution of assets) shall be entitled to receive, in cash or in kind, the assets of the Corporation available for distribution remaining after: (i) payment or provision for payment of the Corporation's debts and liabilities; (ii) distributions or provision for distributions in settlement of the liquidation account, if any, established in connection with the reorganization of Hudson City Savings Bank, a New Jersey savings bank (the "Bank"), into the mutual savings bank holding company structure pursuant to which the Bank became a wholly-owned subsidiary of the Corporation (the "Reorganization"); and (iii) distributions or provisions for distributions to holders of any class or series of Capital Stock having preference over the Common Stock in the liquidation, dissolution, or winding up of the Corporation.

            (c) No Class Vote On Changes In Authorized Number Of Shares Of Preferred Stock. Subject to the rights of the holders of any series of Preferred Stock pursuant to the terms of this Certificate of Incorporation or any resolution or resolutions providing for the issuance of such series of stock adopted by the Board of Directors, the number of authorized shares of Preferred Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority of the capital stock of the Corporation entitled to vote generally in the election of directors irrespective of the provisions of Section 242(b)(2) of the GCL.

                                   ARTICLE V.

                   LIMITATION ON BENEFICIAL OWNERSHIP OF STOCK

            SECTION 5.01 APPLICABILITY OF ARTICLE. The provisions of this
Article V shall become effective upon (i) the consummation of the Reorganization and (ii) the concurrent acquisition by the Corporation of all of the outstanding capital stock of the Bank (the "Effective Date"). All terms used in this Article V and not otherwise defined herein shall have the meanings ascribed to such terms in Section 3 of Article VIII, below.

            SECTION 5.02 PROHIBITIONS RELATING TO BENEFICIAL OWNERSHIP OF VOTING STOCK. No Person (other than the Corporation, any Subsidiary or any pension, profit-sharing, stock bonus or other compensation plan maintained by the Corporation, or by a member of a controlled group of corporations or trades or businesses of which the Corporation is a member for the benefit of the employees of the Corporation, or any Subsidiary, or any trust or custodial arrangement established in connection with any such plan) shall directly or indirectly acquire or hold the beneficial ownership of more than ten percent (10%) of the issued and outstanding shares of Voting Stock of the Corporation. Any Person so prohibited who directly or indirectly acquires or holds the beneficial ownership of more than ten percent (10%) of the issued and outstanding shares of Voting Stock, in violation of this Section 2 shall be subject to the provisions of Sections 3 and 4 of this Article V, below. The Corporation is authorized to refuse to recognize a transfer or attempted transfer of any shares of Voting Stock to any Person who beneficially owns, or who the Corporation believes would become by virtue of such transfer the beneficial owner of, more than ten percent (10%) of shares of the Voting Stock.

            SECTION 5.03 EXCESS SHARES. If, notwithstanding the foregoing prohibition, a Person subject to the foregoing prohibition shall voluntarily or involuntarily become or attempt to become the purported beneficial owner (the "Purported Owner") of shares of Voting Stock in excess of ten percent (10%) of the issued and outstanding shares of Voting Stock, the number of shares in excess of ten percent (10%) shall be deemed to be "Excess Shares," and the holder thereof shall be entitled to cast only one one-hundredth (1/100) of one vote per share for each Excess Share.

            The restrictions set forth in this Article V shall be noted conspicuously on all certificates evidencing ownership of shares of Voting Stock.

            SECTION 5.04 POWERS OF THE BOARD OF DIRECTORS.

            (a) The Board of Directors may, to the extent permitted by law, from time to time establish, modify, amend or rescind, by Bylaw or otherwise, regulations and procedures not inconsistent with the express provisions of this
Article V for the orderly application, administration and implementation of the provisions of this Article V. Such procedures and regulations shall be kept on file with the Corporate Secretary of the Corporation and with the Transfer Agent, shall be made available for inspection by the public and, upon request, shall be mailed to any holder of shares of Voting Stock of the Corporation.

            (b) When it appears that a particular Person has become a Purported Owner of Excess Shares in violation of Section 2 of this Article V, or of the regulations or procedures of the Board of Directors with respect to this Article V, and that the provisions of this Article V require application, interpretation or construction, then a majority of the directors of the Corporation shall have the power and duty to interpret all of the terms and provisions of this Article V and to determine on the basis of information known to them after reasonable inquiry all facts necessary to ascertain compliance with this Article V, including, without limitation, (i) the number of shares of Voting Stock beneficially owned by any Person or Purported Owner, (ii) whether a Person or Purported Owner is an Affiliate or Associate of, or is acting in concert with, any other Person or Purported Owner, (iii) whether a Person or Purported Owner has an agreement, arrangement or understanding with any other Person or Purported Owner as to the voting or disposition of any shares of the Voting Stock, (iv) the application of any other definition or operative provision of this Article V to the given facts or (v) any other matter relating to the applicability or effect of this Article V.

            The Board of Directors shall have the right to demand that any Person who is reasonably believed to be a Purported Owner of Excess Shares (or who holds of record shares of Voting Stock beneficially owned by any Person reasonably believed to be a Purported Owner in excess of such limit) supply the Corporation with complete information as to (i) the record owner(s) of all shares of Voting Stock beneficially owned by such Person or Purported Owner and
(ii) any other factual matter relating to the applicability or effect of this
Article V as may reasonably be requested of such Person or Purported Owner.

            Any applications, interpretations, constructions or any other determinations made by the Board of Directors pursuant to this Article V, in good faith and on the basis of such information and assistance as was then reasonably available for such purpose, shall be conclusive and binding upon the Corporation and its shareholders, and neither the Corporation nor any of its shareholders shall have the right to challenge any such application, interpretation, construction or determination.

            SECTION 5.05 SEVERABILITY. In the event any provision (or portion thereof) of this Article V shall be found to be invalid, prohibited or unenforceable for any reason, the remaining provisions (or portions thereof) of this Article V shall remain in full force and effect, and shall be construed as if such invalid, prohibited or unenforceable provision had been stricken herefrom or otherwise rendered inapplicable, it being the intent of this Corporation and its shareholders that each such remaining provision (or portion thereof) of this Article V remain, to the fullest extent permitted by law, applicable and enforceable as to all shareholders, including Purported Owners, if any, notwithstanding any such finding.

            SECTION 5.06 EXCLUSIONS. This Article V shall not apply to (a) any offer or sale with a view towards public resale made exclusively by the Corporation to any underwriter or underwriters acting on behalf of the Corporation, or to the selling group acting on such underwriter's or underwriters' behalf, in connection with a public offering of the Common Stock; or (b) any reclassification of securities (including any reverse stock split), or recapitalization of the Corporation, or any merger or consolidation of the Corporation with any of its Subsidiaries or any other transaction or reorganization that does not have the effect, directly or indirectly, of changing the beneficial ownership interests of the Corporation's shareholders, other than pursuant to the exercise of any dissenters' appraisal rights, except as a result of immaterial changes due to fractional share adjustments, which changes do not exceed, in the aggregate, one percent (1%) of the issued and outstanding shares of such class of equity or convertible securities.

                                  ARTICLE VI.

                               BOARD OF DIRECTORS

            SECTION 6.01 NUMBER OF DIRECTORS. The number of directors of the Corporation shall be as determined only by resolution of the Board of Directors, but shall not be less than five (5) nor more than twenty-one (21) (other than directors elected by holders of shares of one or more series of Preferred Stock).

            SECTION 6.02 CLASSIFICATION OF BOARD. Subject to the rights of any holders of shares of any series of Preferred Stock that may be issued by the Corporation pursuant to a resolution or resolutions of the Board of Directors providing for such issuance, and subject to the provisions hereof, the directors of the Corporation shall be divided into three classes with respect to term of office, each class to contain, as near as may be possible, one-third of the entire number of the Board, with the terms of office of one class expiring each successive year. One class of directors shall be initially elected for a term expiring at the annual meeting of shareholders to be held in 2000, another class shall be initially elected for a term expiring at the annual meeting of shareholders to be held in 2001 and another class shall be initially elected for a term expiring at the annual meeting of shareholders to be held in 2002. At each annual meeting of shareholders, the successors to the class of directors (other than directors elected by holders of shares of one or more series of Preferred Stock) whose term expires at that time shall be elected by the shareholders to serve until the annual meeting of shareholders held three years next following and until their successors shall be elected and qualified.

            In the event of any intervening changes in the authorized number of directors (other than directors elected by holders of shares of one or more series of Preferred Stock), only the Board of Directors shall designate the class or classes to which the increases or decreases in directorships shall be apportioned in order to achieve, as near as may be possible, equality of number of directors among the classes; provided however, that no such apportionment or redesignation shall shorten the term of any incumbent director.

            Unless and to the extent that the Bylaws so provide, elections of directors need not be by written ballot.

            SECTION 6.03 VACANCIES. Subject to the limitations prescribed by law and this Certificate of Incorporation, all vacancies on the Board of Directors, including vacancies created by newly created directorships resulting from an increase in the number of directors (subject to the provisions of Section 5 of this Article VI relating to directors elected by holders of shares of one or more series of Preferred Stock), shall be filled only by a vote of a majority of the directors then holding office, whether or not a quorum, and any director so elected shall serve for the remainder of the full term of the class of directors in which the new directorship was created or the vacancy occurred and until such director's successor shall be elected and qualified.

            SECTION 6.04 REMOVAL OF DIRECTORS. Any or all of the directors (subject to the provisions of Section 5 of this Article VI relating to directors elected by holders of shares of one or more series of Preferred Stock) may be removed at any time, but only for cause, and any such removal shall require the vote, in addition to any vote required by law, of not less than eighty-percent (80%) of the total votes eligible to be cast by the holders of all of the outstanding shares of Capital Stock entitled to vote generally in the election of directors at a meeting of shareholders expressly called for that purpose. For purposes of this Section 4, conduct worthy of removal for "cause" shall include, but not be limited to (a) conduct as a director of the Corporation or any subsidiary of the Corporation that involves willful material misconduct, breach of fiduciary duty involving personal pecuniary gain or gross negligence in the performance of duties, (b) conduct, whether or not as a director of the Corporation or a subsidiary of the Corporation that involves dishonesty or breach of fiduciary duty and is punishable by imprisonment for a term exceeding one year under state or federal law or (c) removal of such person from the Board of Directors of the Bank, if such person is so serving, in accordance with the Certificate of Incorporation and Bylaws of the Bank.

            SECTION 6.05 DIRECTORS ELECTED BY PREFERRED SHAREHOLDERS. Notwithstanding anything set forth in this Certificate of Incorporation to the contrary, the qualifications, term of office and provisions governing vacancies, removal and other matters pertaining to directors elected by holders of shares of one or more series of Preferred Stock shall be as set forth in a resolution or resolutions adopted by the Board of Directors setting forth the designations, preferences and rights relating to any such series of Preferred Stock pursuant to Article IV, Section 2 hereof.

            SECTION 6.06 EVALUATION OF ACQUISITION PROPOSALS. The Board of Directors of the Corporation, when evaluating any offer to the Corporation or to the shareholders of the Corporation from another party to (a) purchase for cash, or exchange any securities or property for, any outstanding equity securities of the Corporation, (b) merge or consolidate the

Corporation with another entity or (c) purchase or otherwise acquire all or substantially all of the properties and assets of the Corporation, in connection with the exercise of its judgment in determining what is in the best interests of the Corporation and its shareholders, may give due consideration to the extent permitted by law not only to the price or other consideration being offered, but also to all other relevant factors, including, without limitation, the financial and managerial resources and future prospects of the other party, the possible effects on the business of the Corporation and its subsidiaries and on the employees, customers, suppliers and creditors of the Corporation and its subsidiaries and the effects on the communities in which the Corporation's and its subsidiaries' facilities are located.

            SECTION 6.07 POWER TO CALL SPECIAL MEETING OF SHAREHOLDERS. Special meetings of shareholders for any purpose may be called at any time only by resolution of at least three-fourths of the directors of the Corporation then in office or by the Chairman or by the President. At a special meeting, no business shall be transacted and no corporate action shall be taken other than THAT STATED IN THE NOTICE OF MEETING PRESCRIBED BY THE BYLAWS OF THE CORPORATION.

                                  ARTICLE VII.

                    ACTION BY SHAREHOLDERS WITHOUT A MEETING

            Except as otherwise provided for or fixed pursuant to the provisions of Article IV of this Certificate of Incorporation relating to the rights of holders of shares of any series of Preferred Stock, no action that is required or permitted to be taken by the shareholders of the Corporation at any annual or special meeting of shareholders may be effected by written consent of shareholders in lieu of a meeting of shareholders.

                                 ARTICLE VIII.

                          CERTAIN BUSINESS COMBINATIONS

            SECTION 8.01 HIGHER VOTE REQUIRED FOR CERTAIN BUSINESS COMBINATIONS. In addition to any affirmative vote required by law, this Certificate of Incorporation or by the provisions of any series of Preferred Stock that may at the time be outstanding, and except as otherwise expressly provided for in
Section 2 of this Article VIII, any Business Combination, as hereinafter defined, shall require the affirmative vote of not less than eighty percent (80%) (to the extent permitted by law) of the total number of votes eligible to be cast by the holders of all outstanding shares of Voting Stock, voting together as a single class (it being understood, that for purposes of this Article VIII, each share of Voting Stock shall have the number of votes granted to it pursuant to Article IV and Article V of this Certificate of Incorporation or in any resolution or resolutions of the Board of Directors for issuance of shares of Preferred Stock), together (to the extent permitted by law) with the affirmative vote of at least fifty percent (50%) of the total number of votes eligible to be cast by the holders of all outstanding shares of Voting Stock not beneficially owned by the Interested Shareholder involved or any Affiliate or Associate thereof, voting together as a single class. Such affirmative vote shall be required notwithstanding the fact that no vote may be required, or that a lesser percentage may be specified, by law or in any agreement with any national securities exchange or otherwise.

            SECTION 8.02 WHEN HIGHER VOTE IS NOT REQUIRED. The provisions of
Section 1 of this Article VIII shall not be applicable to any particular Business Combination, and such Business Combination shall require only such affirmative vote as is required by law or any other provision of this Certificate of Incorporation, if either (i) the Business Combination shall have been approved by a majority of the Disinterested Directors then in office or
(ii) all of the conditions specified in the following subsections (a) through
(g) are met:

            (a) The aggregate amount of the cash and the Fair Market Value as of the Consummation Date of consideration other than cash to be received per share by holders of Common Stock in such Business Combination shall be at least equal to the higher of the following:

            (i) (if applicable) the highest per share price (including any brokerage commissions, transfer taxes, soliciting dealers' fees, dealer-management compensation and other expenses, including, but not limited to, costs of newspaper advertisements, printing expenses and attorneys' fees and expenses) paid by the Interested Shareholder for any shares of Common Stock acquired by it (A) within the two-year period immediately prior to the Announcement Date, or (B) in the transaction in which it became an Interested Shareholder, whichever is higher, plus interest compounded annually from the Determination Date through the Consummation Date at the prime rate of interest of Citibank, N.A. (or other major bank headquartered in New York City selected by a majority of the Disinterested Directors then in office) from time to time in effect in New York City, less the aggregate amount of any cash dividends paid and the Fair Market Value of any dividends paid, other than in cash, per share of Common Stock from the Determination Date through the Consummation Date in an amount up to but not exceeding the amount of such interest payable per share of Common Stock; or

            (ii) the Fair Market Value per share of Common Stock on the Announcement Date or on the Determination Date, whichever is higher.

            (b) The aggregate amount of the cash and the Fair Market Value as of the Consummation Date of consideration other than cash to be received per share by holders of shares of any class or series of outstanding Voting Stock, other than Common Stock, in such Business Combination shall be at least equal to the highest of the following (such requirement being applicable to each such class or series of outstanding Voting Stock, whether or not the Interested Shareholder has previously acquired any shares of such class or series of Voting Stock):

            (i) (if applicable) the highest per share price (including any brokerage commissions, transfer taxes, soliciting dealers' fees, dealer-management compensation, and other expenses, including, but not limited to, costs of newspaper advertisements, printing expenses and attorneys' fees and expenses) paid by the Interested Shareholder for any shares of such class or series of Voting. Stock acquired by it (A) within the two-year period immediately prior to the Announcement Date, or (B) in the transaction in which it became an Interested Shareholder, whichever is higher, plus interest compounded annually from the Determination Date through the Consummation Date at the prime rate of interest of Citibank, N.A. (or other major bank headquartered in New York City selected by a majority of the Disinterested Directors then in office) from time to time in effect in New York City, less the aggregate amount of any cash dividends paid, and the Fair Market Value of any dividends paid other than in cash, per share of such class or series of Voting Stock from the Determination Date through the Consummation Date in an amount up to but not exceeding the amount of such interest payable per share of such class or series of Voting Stock;

            (ii) (if applicable) the highest preferential amount per share to which the holders of shares of such class or series of Voting Stock are entitled in the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation; or

            (iii) the Fair Market Value per share of such class or series of Voting Stock on the Announcement Date or on the Determination Date, whichever is higher.

            (c) The consideration to be received by holders of any particular class or series of outstanding Voting Stock (including Common Stock) in such Business Combination shall be in cash or in the same form as the Interested Shareholder has previously paid for shares of such class or series of Voting Stock. If the Interested Shareholder has paid for shares of any class or series of Voting Stock with varying forms of consideration, the form of consideration for such class or series of Voting Stock in such Business Combination shall be either cash or the form used to acquire the largest number of shares of such class or series of Voting Stock previously acquired by it.

            (d) The holders of all outstanding shares of Voting Stock not beneficially owned by the Interested Shareholder immediately prior to the Consummation Date shall be entitled to receive in such Business Combination cash or other consideration for their shares in compliance with subsections (a), (b) and (c) of this Section 2.

            (e) After the Determination Date and prior to the Consummation Date:

            (i) except as approved by a majority of the Disinterested Directors then in office, there shall have been no failure to declare and pay, or set aside for payment, at the regular date therefor any full quarterly dividends (whether or not cumulative) on any outstanding Preferred Stock;

            (ii) there shall have been (A) no reduction in the annual rate of dividends paid on the Common Stock (except as necessary to reflect any subdivision of the Common Stock), except as approved by a majority of the Disinterested Directors then in office, and (B) an increase in such annual rate of dividends as necessary to reflect any reclassification (including any reverse stock split), recapitalization, reorganization or any similar transaction that has the effect of reducing the number of outstanding shares of the Common Stock, unless the failure so to increase such annual rate is approved by a majority of the Disinterested Directors then in office; and

            (iii) such Interested Shareholder shall not have become the beneficial owner of any additional shares of Voting Stock except (a) as part of the transaction that results in such Interested Shareholder becoming an Interested Shareholder, (b) as the result of a stock dividend paid by the Corporation or (c) upon the exercise or conversion of securities of the Corporation issued pro rata to all holders of Common Stock which are exercisable for or convertible into shares of Voting Stock.

            (f) After the Determination Date, the Interested Shareholder shall not have received the benefit, directly or indirectly (except proportionately as a shareholder), of any loans, advances, guarantees, pledges or other financial assistance or any tax credits or other tax advantages provided by or through the Corporation or an Affiliate of the Corporation, whether in anticipation of or in connection with such Business Combination or otherwise.

            (g) A proxy or information statement describing the proposed Business Combination in accordance with the requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), whether or not the Corporation is then subject to such requirements, and the rules and regulations thereunder (or any subsequent provisions replacing such Exchange Act, rules or regulations) shall be mailed to shareholders of the Corporation at least thirty
(30) days prior to the consummation of such Business Combination (whether or not such proxy or information statement is required to be mailed pursuant to such Exchange Act or subsequent provisions). The first page of such proxy or information statement shall prominently display the recommendation, if any, that a majority of the Disinterested Directors then in office may choose to make to the holders of Voting Stock regarding the proposed Business Combination. Such proxy or information statement shall also contain, if a majority of the Disinterested Directors then in office so requests, an opinion of a reputable investment banking firm (which firm shall be engaged solely on behalf of the shareholders of the Corporation other than the Interested Shareholder and shall be selected by a majority of the Disinterested Directors then in office, furnished with all information it reasonably requests and paid a reasonable fee for its services by the Corporation upon the Corporation's receipt of such opinion) as to the fairness (or lack of fairness) of the terms of the proposed Business Combination from the point of view of the holders of Voting Stock other than the Interested Shareholder.

            SECTION 8.03 DEFINITIONS. For purposes of this Article VIII, the following terms shall have the following meanings:

            (a) "Affiliate" and "Associate" shall have the respective meanings ascribed to such terms in Rule 12b-2 of the General Rules and Regulations under the Exchange Act, as in effect on the date of filing by the Secretary of State of the State of Delaware of this Certificate of Incorporation, whether or not the Corporation was then subject to such rile.

            (b) "Announcement Date" shall mean the date of the first public announcement of the proposal of the Business Combination.

            (c) A Person shall be deemed the "beneficial owner," or to have "beneficial ownership," of any shares of Voting Stock that:

            (i) such Person or any of its Affiliates or Associates beneficially owns, directly or indirectly; or

            (ii) such Person or any or its Affiliates or Associates, directly or indirectly, has (A) the right to acquire (whether such right is exercisable immediately or only after the passage of time) pursuant to any agreement, arrangement or understanding (but a Person shall not be deemed to be the beneficial owner of any Voting Stock solely by reason of an agreement, arrangement or understanding with the Corporation to effect a Business Combination) or upon the exercise of conversion rights, exchange rights, warrants or options, or otherwise, or (B) the right to vote, or to direct the vote of, pursuant to any agreement, arrangement or understanding (but neither such Person nor any Affiliate or Associate shall be deemed to be the beneficial owner of any shares of Voting Stock solely by reason of a revocable proxy granted for a particular meeting of shareholders, pursuant to a public solicitation of proxies for such meeting, and with respect to which shares neither such Person nor any Affiliate or Associate is otherwise deemed the beneficial owner); or

            (iii) is beneficially owned, directly or indirectly, by any other Person with which such first mentioned Person or any of its Affiliates or Associates has any agreement, arrangement or understanding for the purpose of acquiring, holding, voting (except to the extent contemplated by the parenthetical clause of Section 3(c)(ii)(B)) or disposing of any shares of Voting Stock;

provided, however, that no director or officer of the Corporation (nor any Affiliate or Associate of any such director or officer) (y) shall, solely by reason of any or all of such directors or officers acting in their capacities as such, be deemed, for any purposes hereof, to beneficially own any Voting Stock of the Corporation beneficially owned by any other such director or officer (or any Affiliate or Associate thereof) or (z) shall be deemed to beneficially own any Voting Stock of the Corporation owned by any pension, profit-sharing, stock bonus or other compensation plan maintained by the Corporation or by a member of a controlled group of corporations or trades or businesses of which the Corporation is a member for the benefit of employees of the Corporation and/or any Subsidiary, or any trust or custodial arrangement established in connection with any such plan, not specifically allocated to such Person's personal account.

            (d) The term "Business Combination" shall mean any transaction that is referred to in any one or more of the following paragraphs (i) through (vi):

            (i) any merger or consolidation of the Corporation or any Subsidiary (other than a merger pursuant to Section 253 of the GCL) with (A) any Interested Shareholder or (B) any other entity (whether or not such other entity is itself an Interested Shareholder) which is, or after such merger or consolidation would be, an Affiliate or Associate of any Interested Shareholder; or

            (ii) any sale, lease, exchange, mortgage, pledge, transfer or other disposition (in one transaction or a series of transactions) to or with any Interested Shareholder or any Affiliate or Associate of any Interested Shareholder of any assets of the Corporation or any Subsidiary having an aggregate Fair Market Value equal to five percent (5%) or more of the total assets of the Corporation or the Subsidiary in question, as of the end of its most recent fiscal year ending prior to the time the determination is being made; or

            (iii) the issuance or transfer by the Corporation or any Subsidiary (in one transaction or a series of transactions) of any securities of the Corporation or any Subsidiary to any Interested Shareholder or any Affiliate or Associate of any Interested Shareholder other than (A) on a pro rata basis to all holders of Voting Stock, (B) in connection with the exercise or conversion of securities issued pro rata that are exercisable for, or convertible into, securities of the Corporation or any Subsidiary or (C) the issuance or transfer of such securities having an aggregate Fair Market Value equal to less than one percent (1%) of the aggregate Fair Market Value of all of the outstanding Capital Stock; or

            (iv) the adoption of any plan or proposal for the liquidation or dissolution of the Corporation proposed by or on behalf of any Interested Shareholder or any Affiliate or Associate of any Interested Shareholder; or

            (v) any reclassification of securities (including any reverse stock split), or recapitalization of the Corporation, or any merger or consolidation of the Corporation with any of its Subsidiaries or any other transaction (whether or not with or into or otherwise involving an Interested Shareholder) which has the effect, directly or indirectly, of increasing the proportionate share of the outstanding shares of any class or series of equity or convertible securities of the Corporation or any Subsidiary that is directly or indirectly owned by any Interested Shareholder or any Affiliate or Associate of any Interested Shareholder, except as a result of immaterial changes due to fractional share adjustments, which changes do not exceed, in the aggregate, 1% of the issued and outstanding shares of such class or series of equity or convertible securities; or

            (vi) the acquisition by the Corporation or a Subsidiary of any securities of an Interested Shareholder or its Affiliates or Associates.

            (e) "Consummation Date" shall mean the date of the consummation of the Business Combination.

            (f) "Determination Date" shall mean the date on which the Interested Shareholder became an Interested Shareholder.

            (g) "Disinterested Director" shall mean any member of the Board of Directors of the Corporation who is not an Affiliate or Associate of, or otherwise affiliated with, the Interested Shareholder and who either was a member of the Board of Directors prior to the Determination Date, or was recommended for election by a majority of the Disinterested Directors in office at the time such director was nominated for election. If there is no Interested Shareholder, each member of the Board of Directors shall be a Disinterested Director.

            (h) "Fair Market Value" shall mean (i) in the case of stock, the highest closing price during the 30-day period immediately preceding the date in question of a share of such stock on the Composite Tape for New York Stock Exchange listed stocks or, if such stock is not quoted on such Composite Tape, or if such stock is not listed on such Exchange, then on the principal United States securities exchange registered under the Exchange Act, on which such stock is listed, or, if such stock is not listed on any such exchange, then the highest closing bid quotation with respect to a share of such stock during the 30-day period preceding the date in question on the Nasdaq Stock Market or any system then in use, or, if no such quotation is available, then the fair market value on the date in question of a share of such stock as determined in good faith by a majority of the Disinterested Directors then in office, in each case with respect to any class of stock, appropriately adjusted for any dividend or distribution in shares of such stock or any stock split or reclassification of outstanding shares of such stock into a greater number of shares of such stock or any combination or reclassification of outstanding shares of such stock into a smaller number of shares of such stock; and (ii) in the case of property other than cash or stock, the fair market value of such property on the date in question as determined in good faith by a majority of the Disinterested Directors then in office.

            (i) References to "highest per share price" shall in each case with respect to any class of stock reflect an appropriate adjustment for any dividend or distribution in shares of such stock or any stock split or reclassification of outstanding shares of such stock into a greater number of shares of such stock or any combination or reclassification of outstanding shares of such stock into a smaller number of shares of such stock.

            (j) "Interested Shareholder" shall mean any Person (other than the Corporation, any Subsidiary or any pension, profit-sharing, stock bonus or other compensation or employee benefit plan maintained by the Corporation or by a member of a controlled group of corporations or trades or businesses of which the Corporation is a member for the benefit of employees of the Corporation and/or any Subsidiary, or any trust or custodial arrangement established in connection with any such plan or holding Voting Stock for the purpose of funding any such plan or funding employee lending for employees of the Corporation or any Subsidiary) who or which:

            (i) is the beneficial owner of ten percent (10%) or more of the Voting Stock; or

            (ii) is an Affiliate or Associate of the Corporation and at any time within the two-year period immediately prior to the date in question was the beneficial owner of ten percent (10%) or more of the then outstanding shares of Voting Stock; or

            (iii) is an assignee of or has otherwise succeeded to any shares of Voting Stock that were at any time within the two-year period immediately prior to the date in question beneficially owned by any other Interested Shareholder, if such assignment or succession shall have occurred in the course of a transaction or series of transactions not involving a public offering within the meaning of the Securities Act of 1933, as amended, and not executed on any exchange or in the over-the-counter market through a registered broker or dealer.

In determining whether a Person is an Interested Shareholder pursuant to this subsection (j), the number of shares of Voting Stock deemed to be outstanding shall include shares deemed owned through application of subsection (c) of this
Section 3 but shall not include any other shares of

Voting Stock that may be issuable pursuant to any agreement, arrangement or understanding, or upon exercise of conversion rights, warrants or options, or otherwise.

            (k) "Person" shall mean any corporation, partnership, trust, unincorporated organization or association, syndicate, any other entity or a natural person, together with any Affiliate or Associate of such Person or any other Person acting in concert with such Person.

            (l) "Subsidiary" shall mean any corporation or entity of which a majority of any class or series of equity securities is owned, directly or indirectly, by the Corporation; provided, however, that for the purposes of the definition of Interested Shareholder set forth in subsection (j) of this Section 3, the term "Subsidiary" shall mean only a corporation or entity of which a majority of each class or series of outstanding voting securities is owned, directly or indirectly, by the Corporation.

            (m) "Voting Stock" shall mean all of the outstanding shares of Capital Stock entitled to vote generally in the election of directors.

            SECTION 8.04 POWERS OF THE DISINTERESTED DIRECTORS. When it appears that a particular Person may be an Interested Shareholder and that the provisions of this Article VIII need to be applied or interpreted, then a majority of the directors of the Corporation who would qualify as Disinterested Directors shall have the power and duty to interpret all of the terms and provisions of this Article VIII, and to determine on the basis of information known to them after reasonable inquiry of all facts necessary to ascertain compliance with this Article VIII, including, without limitation, (a) whether a Person is an Interested Shareholder, (b) the number of shares of Voting Stock beneficially owned by any Person, (c) whether a Person is an Affiliate or Associate of another, (d) the Fair Market Value of (i) the assets that are the subject of any Business Combination, (ii) the securities to be issued or transferred by the Corporation or any Subsidiary in any Business Combination,
(iii) the consideration other than cash to be received by holders of shares of any class or series of Common Stock or Voting Stock other than Common Stock in any Business Combination, (iv) the outstanding Capital Stock or (v) any other item the Fair Market Value of which requires determination pursuant to this
Article VIII and (e) whether all of the applicable conditions set forth in
Section 2 of this Article VIII have been met with respect to any Business Combination.

            Any construction, application or determination made by the Board of Directors or the Disinterested Directors pursuant to this Article VIII, in good faith and on the basis of such information and assistance as was then reasonably available for such purpose, shall be conclusive and binding upon the Corporation and its shareholders, and neither the Corporation nor any of its shareholders shall have the right to challenge any such construction, application or determination.

            SECTION 8.05 EFFECT ON FIDUCIARY OBLIGATIONS of Interested Shareholders. Nothing contained in this Article VIII shall be construed to relieve any Interested Shareholder from any fiduciary obligations imposed by law.

            SECTION 8.06 AMENDMENT, REPEAL, ETC. Notwithstanding any other provisions of this Certificate of Incorporation or the Bylaws (and notwithstanding the fact that a lesser percentage may be specified by law, this Certificate of Incorporation or the Bylaws of the Corporation), in addition to any affirmative vote required by applicable law and any voting rights granted to or held by holders of Preferred Stock, any amendment, alteration, repeal or rescission of any provision of this
Article VIII must also be approved by either (i) a majority of the Disinterested Directors or (ii) the affirmative vote of not less than eighty percent (80%) of the total number of votes eligible to be cast by the holders of all outstanding shares of the Voting Stock, voting together as a single class, together with the affirmative vote of not less than fifty percent (50%) of the total number of votes eligible to be cast by the holders of all outstanding shares of the Voting Stock not beneficially owned by any Interested Shareholder or Affiliate or Associate thereof, voting together as a single class.

                                  ARTICLE IX.

                        LIMITATION OF DIRECTOR LIABILITY

            A director of the Corporation shall not be personally liable to the Corporation or its shareholders for monetary damages for breach of fiduciary duty as a director, except to the extent such exemption from liability or limitation thereof is expressly prohibited by the GCL as the same exists or may hereafter be amended.

            Any amendment, termination or repeal of this Article IX or any provisions hereof shall not adversely affect or diminish in any way any right or protection of a director of the Corporation existing with respect to any act or omission occurring prior to the time of the final adoption of such amendment, termination or repeal.

                                   ARTICLE X.

                                 INDEMNIFICATION

            SECTION 10.01 ACTIONS, SUITS OR PROCEEDINGS OTHER THAN BY OR IN THE RIGHT OF THE CORPORATION. To the fullest extent permitted by the GCL, the Corporation shall indemnify any person who is or was or has agreed to become a director or officer of the Corporation who was or is made a party to or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation) by reason of the fact that he or she is or was or has agreed to become a director or officer of the Corporation, or is or was serving or has agreed to serve at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, or by reason of any action alleged to have been taken or omitted in such capacity, and the Corporation may indemnify any other person who is or was or has agreed to become an employee or agent of the Corporation who was or is made a party to or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation) by reason of the fact that he or she is or was or has agreed to become an employee or agent of the Corporation, or is or was serving or has agreed to serve at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, or by reason of any action alleged to have been taken or omitted in such capacity, against costs, charges, expenses (including attorneys' fees and expenses), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her or on his or her behalf in connection with such action, suit or proceeding and any appeal therefrom, if he or she acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the Corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement or conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he or she reasonably believed to be in, or not opposed to, the best interests of the Corporation and, with respect to any criminal action or proceeding, had reasonable cause to believe that his or her conduct was unlawful. Notwithstanding anything contained in this Article X, but subject to Section 7 hereof, the Corporation shall not be obligated to indemnify any director or officer in connection with an action, suit or proceeding, or part thereof, initiated by such person against the Corporation unless such action, suit or proceeding, or part thereof, was authorized or consented to by the Board of Directors.

            SECTION 10.02 ACTIONS OR SUITS BY OR IN THE RIGHT OF THE CORPORATION. To the fullest extent permitted by the GCL, the Corporation shall indemnify any person who is or was or has agreed to become a director or officer of the Corporation who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he or she is or was or has agreed to become a director or officer of the Corporation, or is or was serving or has agreed to serve at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, or by reason of any action alleged to have been taken or omitted in such capacity, and the Corporation may indemnify any other person who is or was or has agreed to become an employee or agent of the Corporation who was or is made a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he or she is or was or has agreed to become an employee or agent of the Corporation, or is or was serving or has agreed to serve at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, or by reason of any action alleged to have been taken or omitted in such capacity, against costs, charges and expenses (including attorneys' fees and expenses) actually and reasonably incurred by him or her or on his or her behalf in connection with the defense or settlement of such action or suit and any appeal therefrom, if he or she acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the Corporation, except no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Corporation unless and only to the extent that the Court of Chancery of Delaware or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of such liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such costs, charges and expenses which the Court of Chancery or such other court shall deem proper. Notwithstanding anything contained in this Article X, but subject to Section 7 hereof, the Corporation shall not be obligated to indemnify any director or officer in connection with an action or suit, or part thereof, initiated by such person against the Corporation unless such action or suit, or part thereof, was authorized or consented to by the Board of Directors.

            SECTION 10.03 INDEMNIFICATION FOR COSTS, CHARGES AND EXPENSES OF A SUCCESSFUL PARTY. To the extent that a present or former director or officer of the Corporation has been successful, on the merits or otherwise (including, without limitation, the dismissal of an action without prejudice), in defense of any action, suit or proceeding referred to in Section 1 or 2 of this Article X, or in defense of any claim, issue or matter therein, such person shall be indemnified against all costs, charges and expenses (including attorneys' fees and expenses) actually and reasonably incurred by such person or on such person's behalf in connection therewith.

            SECTION 10.04 INDEMNIFICATION FOR EXPENSES OF A WITNESS. To the extent that any person who is or was or has agreed to become a director or officer of the Corporation is made a witness to any action, suit or proceeding to which he or she is not a party by reason of the fact that he or she was, is or has agreed to become a director or officer of the Corporation, or is or was serving or has agreed to serve as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, at the request of the Corporation, such person shall be indemnified against all costs, charges and expenses actually and reasonably incurred by such person or on such person's behalf in connection therewith.

            To the extent that any person who is or was or has agreed to become an employee or agent of the Corporation is made a witness to any action, suit or proceeding to which he or she is not a party by reason of the fact that he or she was, is or has agreed to become an employee or agent of the Corporation, or is or was serving or has agreed to serve as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, at the request of the Corporation, such person may be indemnified against all costs, charges and expenses actually and reasonably incurred by such person or on such person's behalf in connection therewith.

            SECTION 10.05 DETERMINATION OF RIGHT TO INDEMNIFICATION. Any indemnification under Section 1 or 2 of this Article X (unless ordered by a court) shall be made, if at all, by the Corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper under the circumstances because he or she has met the applicable standard of conduct set forth in Section 1 or 2 of this
Article X. Any indemnification under Section 4 of this Article X (unless ordered by a court) shall be made, if at all, by the Corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper under the circumstances. Such determinations shall be made with respect to a person who is a director or officer at the time of such determination (a) by a majority vote of directors who were not parties to such action, suit or proceeding even though less than a quorum of the Board of Directors, (b) by a committee of such directors designated by majority vote of such directors, even though less than a quorum,
(c) if there are no such directors, or if such directors so direct, by independent counsel in a written opinion or (d) by the shareholders of the Corporation. To obtain indemnification under this Article X, any person referred to in Section 1, 2, 3 or 4 of this Article X shall submit to the Corporation a written request, including therewith such documents as are reasonably available to such person and are reasonably necessary to determine whether and to what extent such person is entitled to indemnification.

            SECTION 10.06 ADVANCEMENT OF COSTS, CHARGES AND EXPENSES. Costs, charges and expenses (including attorneys' fees and expenses) incurred by or on behalf of a director or officer in defending a civil or criminal action, suit or proceeding referred to in Section 1 or 2 of this Article X shall be paid by the Corporation in advance of the final disposition of such action, suit or proceeding; provided, however, that the payment of such costs, charges and expenses incurred by or on behalf of a director or officer in advance of the final disposition of such action, suit or proceeding shall be made only upon receipt of a written undertaking, by or on behalf of the director or officer to repay all amounts so advanced in the event that it shall ultimately be determined that such director or officer is not entitled to be indemnified by the Corporation as authorized in this Article X or by law. No security shall be required for such undertaking and such undertaking shall be accepted without reference to the recipient's financial ability to make repayment. The majority of the directors who were not parties to such action, suit or proceeding may, upon approval of such director or officer of the Corporation, authorize the Corporation's counsel to represent such person, in any action, suit or proceeding, whether or not the Corporation is a party to such action, suit or proceeding.

            SECTION 10.07 PROCEDURE FOR INDEMNIFICATION. Any indemnification under Section 1, 2, 3 or 4 of this Article X or advancement of costs, charges and expenses under Section 6 of this Article X shall be made promptly, and in any event within sixty (60) days (except indemnification to be determined by shareholders which will be determined at the next annual or special meeting of shareholders), upon the written request of the director or officer. The right to indemnification or advancement of expenses as granted by this Article X shall be enforceable by the director, officer, employee or agent in any court of competent jurisdiction in the event the Corporation denies such request, in whole or in part, or if no disposition of such request is made within sixty (60) days of the request. Such person's costs, charges and expenses incurred in connection with successfully establishing his or her right to indemnification or advancement, to the extent successful, in any such action shall also be indemnified by the Corporation. It shall be a defense to any such action (other than an action brought to enforce a claim for the advancement of costs, charges and expenses under Section 6 of this Article X where the required undertaking, if any, has been received by the Corporation) that the claimant has not met the standard of conduct set forth in Section 1 or 2 of this Article X, but the burden of proving such defense shall be on the Corporation. Neither the failure of the Corporation (including its directors, its independent counsel and its shareholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he or she has met the applicable standard of conduct set forth in
Section 1 or 2 of this Article X, nor the fact that there has been an actual determination by the Corporation (including its directors, its independent counsel and its shareholders) that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct.

            SECTION 10.08 SETTLEMENT. The Corporation shall not be obligated to reimburse the costs, charges and expenses of any settlement to which it has not agreed. If, in any action, suit or proceeding (including any appeal) within the scope of Section 1 or 2 of this Article X, the person to be indemnified shall have unreasonably failed to enter into a settlement thereof offered or assented to by the opposing party or parties in such action, suit or proceeding, then, notwithstanding any other provision of this Article X, the indemnification obligation of the Corporation to such person in connection with such action, suit or proceeding shall not exceed the total of the amount at which settlement could have been made and the expenses incurred by or on behalf of such person prior to the time such settlement could reasonably have been effected.

            SECTION 10.09 OTHER RIGHTS; CONTINUATION OF RIGHT TO INDEMNIFICATION; INDIVIDUAL CONTRACTS. The indemnification and advancement of costs, charges and expenses provided by or granted pursuant to this Article X shall not be deemed exclusive of any other rights to which any person seeking indemnification or advancement of costs, charges and expenses may be entitled under law (common or statutory) or any Bylaw, agreement, policy of indemnification insurance or vote of shareholders or directors or otherwise, both as to action in his or her official capacity and as to action in any other capacity while holding office, and shall continue as to any person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the legatees, heirs, distributees, executors and administrators of any such person. Nothing contained in this Article X shall be deemed to prohibit the Corporation from entering into, and the Corporation is specifically authorized to enter into, agreements with directors, officers, employees and agents providing indemnification rights and procedures different from those set forth herein. All rights to indemnification under this Article X shall be deemed to be a contract between the Corporation and each director, officer, employee or agent of the Corporation who serves or served in such capacity (or is or was serving or has agreed to serve at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise) at any time while this Article X is in effect.

            SECTION 10.10 SAVINGS CLAUSE. If this Article X or any portion shall be invalidated on any ground by any court of competent jurisdiction, the Corporation shall nevertheless indemnify each director or officer, and may indemnify each employee or agent, of the Corporation as to any costs, charges, expenses (including attorneys' fees and expenses), judgments, fines and amounts paid in settlement with respect to any action, suit or proceeding, whether civil, criminal, administrative or investigative (including any action by or in the right of the Corporation), to the full extent permitted by any applicable portion of this Article X that shall not have been invalidated and to the fullest extent permitted by applicable law.

            SECTION 10.11 INSURANCE. The Corporation may purchase and maintain insurance, at its expense, to protect itself and any person who is or was a director, officer, employee or agent of the Corporation or is or was serving or has agreed to serve at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any costs, charges or expenses, liability or loss incurred by such person in any such capacity, or arising out of such persons status as such, whether or not the Corporation would have the power to indemnify such person against such costs, charges or expenses, liability or loss under the Certificate of Incorporation or applicable law; provided, however, that such insurance is available on acceptable terms as determined by a vote of the Board of Directors. To the extent that any director, officer, employee or agent is reimbursed by an insurance company under an indemnification insurance policy for any costs, charges, expenses (including attorneys' fees and expenses), judgments, fines and amounts paid in settlement to the fullest extent permitted by any applicable portion of this
Article X, the Bylaws, any agreement, the policy of indemnification insurance or otherwise, the Corporation shall not be obligated to reimburse the person to be indemnified in connection with such proceeding.

            SECTION 10.12 DEFINITIONS. For purposes of this Article X, the following terms shall have the following meanings:

            (a) "The Corporation" shall include, in addition to the resulting corporation, any constituent corporation or entity (including any constituent of a constituent) absorbed by way of an acquisition, consolidation, merger or otherwise, which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, employees or agents so that any person who is or was a director, officer, employee or agent of such constituent corporation or entity, or is or was serving at the written request of such constituent corporation or entity as a director or officer of another corporation, entity, partnership, joint venture, trust or other enterprise, shall stand in the same position under the provisions of this Article X with respect to the resulting or surviving corporation or entity as such person would have with respect to such constituent corporation or entity if its separate existence had continued;

            (b) "Other enterprises" shall include employee benefit plans, including, but not limited to, any employee benefit plan of the Corporation;

            (c) "Director or officer" of the Corporation shall include any director or officer of the Corporation who is or was or has agreed to serve at the request of the Corporation as a director, officer, partner or trustee of another corporation, partnership, joint venture, trust or other enterprise;

            (d) "Serving at the request of the Corporation" shall include any service that imposes duties on, or involves services by a director, officer, employee or agent of the Corporation with respect to an employee benefit plan, its participants or beneficiaries, including acting as a fiduciary thereof;

            (e) "Fines" shall include any penalties and any excise or similar taxes assessed on a person with respect to an employee benefit plan;

            (f) To the fullest extent permitted by law, a person shall be deemed to have acted in "good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the Corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful," if his or her action is based on the records or books of account of the Corporation or another enterprise, or on information supplied to him or her by the officers of the Corporation or another enterprise in the course of their duties, or on the advice of legal counsel for the Corporation or another enterprise or on information or records given or reports made to the Corporation or another enterprise by an independent certified public accountant or by an appraiser or other expert selected with reasonable care by the Corporation or another enterprise; and

            (g) A person shall be deemed to have acted in a manner "not opposed to the best interests of the Corporation," as referred to in Sections 1 and 2 of this Article X if such person acted in good faith and in a manner he or she reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan.

            SECTION 10.13 SUBSEQUENT AMENDMENT AND SUBSEQUENT LEGISLATION. Neither the amendment, termination or repeal of this Article X or of relevant provisions of the GCL or any other applicable laws, nor the adoption of any provision of this Certificate of Incorporation or the Bylaws of the Corporation or of any statute inconsistent with this Article X shall eliminate, affect or diminish in any way the rights of any director, officer, employee or agent of the Corporation to indemnification under the provisions of this Article X with respect to any action, suit or proceeding arising out of, or relating to, any actions, transactions or facts occurring prior to the final adoption of any such amendment, termination, repeal, provision or statute.

            If the GCL is amended to expand further the indemnification permitted to directors and officers of the Corporation, then the Corporation shall indemnify such persons to the fullest extent permitted by the GCL, as so amended.

                                  ARTICLE XI.

                                   AMENDMENTS

            SECTION 11.01 AMENDMENTS OF CERTIFICATE OF INCORPORATION. In addition to any affirmative vote required by applicable law and any voting rights granted to or held by holders of shares of any series of Preferred Stock, any alteration, amendment, repeal or rescission (collectively, any "Change") of any provision of this Certificate of Incorporation must be approved by the Board of Directors and by the affirmative vote of the holders of a majority (or such greater proportion as may otherwise be required pursuant to any specific provision of this Certificate of Incorporation) of the total votes eligible to be cast by the holders of all outstanding shares of Capital Stock entitled to vote thereon; provided, however, that if any such Change relates to Section 13 of Article X or Articles V, VI, VII or XI of this Certificate of Incorporation, such Change must also be approved either by (i) not less than a majority of the authorized number of directors and, if one or more Interested Shareholders (as defined in Article VIII hereof) exists, by not less than a majority of the Disinterested Directors (as defined in Article VIII hereof), or (ii) the affirmative vote of the holders of not less than two-thirds of the total votes eligible to be cast by the holders of all outstanding shares of Capital Stock entitled to vote thereon and, if the Change is proposed by or on behalf of an Interested Shareholder or a director who is an Affiliate or Associate (as such terms are defined in Article VIII hereof) of an Interested Shareholder, by the affirmative vote of the holders of not less than a majority of the total votes eligible to be cast by holders of all outstanding shares of Capital Stock entitled to vote thereon not beneficially owned by an Interested Shareholder or an Affiliate or Associate thereof. Subject to the foregoing, the Corporation reserves the right to amend this Certificate of Incorporation from time to time in any and as many respects as may be desired and as may be lawfully contained in an original certificate of incorporation filed at the time of making such amendment.

            Except as may otherwise be provided in this Certificate of Incorporation, the Corporation reserves the right at any time, and from time to time, to amend, alter, change or repeal any provision contained in this Certificate of Incorporation and to add or insert herein any other provisions authorized by the laws of the State of Delaware at the time in force, in the manner now or hereafter prescribed by law, and all rights, preferences and privileges of any nature conferred upon shareholders, directors or any other persons whomsoever by and pursuant to this Certificate of Incorporation in its present form or as hereafter amended are granted subject to the rights reserved in this Section 1.

            SECTION 11.02 AMENDMENTS OF BYLAWS. In furtherance and not in limitation of the powers conferred by statute, the Board of Directors of the Corporation, upon the vote of two-thirds of the members of the entire Board, is expressly authorized to make, alter, amend, rescind or repeal from time to time any of the Bylaws of the Corporation in accordance with the terms thereof; provided, however, that any Bylaw made by the Board of Directors may be altered, amended, rescinded or repealed in accordance with the terms thereof by the holders of two-thirds of the shares of Capital Stock entitled to vote thereon at any annual meeting or at any special meeting called for that purpose. Notwithstanding the foregoing, any provision of the Bylaws that contains a supermajority voting requirement shall only be altered, amended, rescinded or repealed by a vote of the Board of Directors or holders of shares of Capital Stock entitled to vote thereon that is not less than the supermajority specified in such provision.

                                  ARTICLE XII.

                                     NOTICES

            The name and mailing address of the incorporator of this Corporation is:

                    Hudson City Savings Bank
                    West 80 Century Road
                    Paramus, NJ 07652

                            [Signature Page Follows]

            In Witness Whereof, I have made, signed and acknowledged this Amended and Restated Certificate of Incorporation, and I affirm the statements contained herein are true.

                                          ______________________________________
                                          Ronald E. Hermance, Jr.
                                          Chairman, President and
                                              Chief Executive Officer

Attest:

_________________________________
Veronica A. Olszewski
Senior Vice President and
     Corporate Secretary

                                                                         ANNEX C

                              AMENDED AND RESTATED

                              FEDERAL STOCK CHARTER

                                       OF

                            HUDSON CITY SAVINGS BANK

            SECTION 1. CORPORATE TITLE. The full corporate title of the savings bank is Hudson City Savings Bank (the "Bank").

            SECTION 2. OFFICE. The home office of the Bank shall be located in Paramus, New Jersey.

            SECTION 3. DURATION. The duration of the Bank is perpetual.

            SECTION 4. PURPOSE AND POWERS. The purpose of the Bank is to pursue any or all of the lawful objectives of a Federal savings bank chartered under section 5 of the Home Owners' Loan Act and to exercise all of the express, implied, and incidental powers conferred thereby and by all acts amendatory thereof and supplemental thereto, subject to the Constitution and laws of the United States as they are now in effect, or as they may hereafter be amended, and subject to all lawful and applicable rules, regulations, and orders of the Office of Thrift Supervision (the "Office").

            SECTION 5. CAPITAL STOCK. The total number of shares of all classes of the capital stock that the Bank has the authority to issue is 1,000,000, all of which shall be common stock of par value of $2.00 per share. The shares may be issued from time to time as authorized by the board of directors without the approval of the shareholders, except as otherwise provided in this Section 5 or to the extent that such approval is required by governing law, rule, or regulation. The consideration for the issuance of the shares shall be paid in full before their issuance and shall not be less than the par value. Neither promissory notes nor future services shall constitute payment or part payment for the issuance of shares of the Bank. The consideration for the shares shall be cash, tangible or intangible property (to the extent direct investment in such property would be permitted to the Bank), labor, or services actually performed for the Bank, or any combination of the foregoing. In the absence of actual fraud in the transaction, the value of such property, labor, or services, as determined by the board of directors of the Bank, shall be conclusive. Upon payment of such consideration, such shares shall be deemed to be fully paid and nonassessable. In the case of a stock dividend, that part of the retained earnings of the Bank that is transferred to common stock or paid-in capital accounts upon the issuance of shares as a stock dividend shall be deemed to be the consideration for their issuance.

            Except for shares issued in the initial organization of the Bank or in connection with the conversion of the Bank from the mutual to stock form of capitalization, no shares of capital stock (including shares issuable upon conversion, exchange or exercise of other securities) shall be issued, directly or indirectly, to officers, directors, or controlling persons of the Bank other than as part of a general public offering or as qualifying shares to a director, unless the issuance or the plan under which they would be issued has been approved by a majority of the total votes eligible to be cast at a legal meeting.

            The holders of the common stock shall exclusively possess all voting power. Each holder of shares of common stock shall be entitled to one vote for each share held by such holder. Subject to any provision for a liquidation account, in the event of any liquidation, dissolution, or winding up of the Bank, the holders of the common stock shall be entitled, after payment or provision for payment of all debts and liabilities of the Bank, to receive the remaining assets of the Bank available for distribution, in cash or in kind. Each share of common stock shall have the same relative rights as and be identical in all respects with all the other shares of common stock.

            SECTION 6. PREEMPTIVE RIGHTS. Holders of the capital stock of the Bank shall not be entitled to preemptive rights with respect to any shares of the Bank which may be issued.

            SECTION 7. DIRECTORS. The Bank shall be under the direction of a board of directors. The authorized number of directors, as stated in the Bank's bylaws, shall not be fewer than five nor more than fifteen, except when a greater or lesser number is approved by the Director of the Office, or his or her delegate.

            SECTION 8. BENEFICIAL OWNERSHIP LIMITATION. Notwithstanding anything contained in the Bank's charter or bylaws to the contrary, for a period of five years from the date of completion of the conversion of Hudson City, MHC from mutual to stock form, no person shall directly or indirectly offer to acquire or acquire the beneficial ownership of more than 10 percent of any class of an equity security of the Bank. This limitation shall not apply to (a) Hudson City Bancorp, Inc., (b) a transaction in which the Bank forms a holding company without change in the respective beneficial ownership interests of the Bank's shareholders other than pursuant to the exercise of any dissenter and appraisal rights, (c) the purchase of shares by underwriters in connection with a public offering, or (d) the purchase of shares by a tax-qualified employee stock benefit plan which is exempt from the approval requirements under
Section 574.3(c)(l)(vii) of the Office's regulations.

            In the event shares are acquired in violation of this Section 8, all shares beneficially owned by any person in excess of 10% shall be considered "excess shares" and shall not be counted as shares entitled to vote and shall not be voted by any person or counted as voting shares in connection with any matters submitted to the shareholders for a vote.

            For the purposes of this Section 8, the following definitions apply:

            (1) The term "person" includes an individual, a group acting in concert, a corporation, a partnership, an association, a joint stock company, a trust, an unincorporated organization or similar company, a syndicate or any other group formed for the purpose of acquiring, holding or disposing of the equity securities of the Bank.

            (2) The term "offer" includes every offer to buy or otherwise acquire, solicitation of an offer to sell, tender offer for, or request or invitation for tenders of, a security or interest in a security for value.

            (3) The term "acquire" means obtaining ownership, control, power to vote or sole power of disposition of stock, directly or indirectly, or through one or more transactions or subsidiaries, through purchase, assignment, transfer, exchange, succession or other means, including (1) an increase in percentage ownership resulting from a redemption, repurchase, reverse stock split or similar transaction involving other securities of the class and (2) the acquisition of stock by a group of persons and/or companies acting in concert which shall be deemed to occur upon formation of such group; provided, that an investment advisor shall not be deemed to acquire the voting stock of its advisee if the advisor (a) votes the stock only upon instruction from the beneficial owner and (b) does not provide the beneficial owner with advice concerning the voting of such stock.

            (4) The term "acting in concert" means (a) knowing participation in a joint activity or interdependent conscious parallel action towards a common goal whether or not pursuant to an express agreement, or (b) a combination or pooling of voting or other interests in the securities of an issuer for a common purpose pursuant to any contract, understanding, relationship, agreement or other arrangements, whether written or otherwise. Further, action in concert with any person or entity shall be deemed to be action in concert with any person or entity that is acting in concert with such person or entity.

            SECTION 9. CUMULATIVE VOTING LIMITATION. Shareholders shall not be permitted to cumulate their votes for election of directors.

            SECTION 10. CALL FOR SPECIAL MEETINGS. Special meetings of shareholders relating to changes in control of the Bank or amendments to its charter shall be called only upon direction of the board of directors.

            SECTION 11. LIQUIDATION ACCOUNT. In accordance with and to the extent provided in the Plan of Conversion and Reorganization of Hudson City, MHC, Hudson City Bancorp, Inc. and the Bank, amended and restated as of February 22, 2004 (the "Plan of Conversion"), the Bank shall fund the obligation under the liquidation account established by Hudson City Bancorp, Inc. pursuant to the Plan of Conversion and maintained for the benefit of certain depositors who maintain an account in the Bank.

            SECTION 12. STANDARDS FOR BOARD OF DIRECTORS' EVALUATION OF OFFERS. The Board of the Bank, when evaluating any offer to the Bank or to the shareholders of the Bank from another party to (a) purchase for cash, or exchange any securities or property for, any outstanding equity securities of the Bank, (b) merge or consolidate the Bank with another Bank or (c) purchase or otherwise acquire all or substantially all of the properties and assets of the Bank, in connection with the exercise of its judgment in determining what is in the best interests of the Bank and its shareholders, may give due consideration to the extent permitted by law not only to the price or other consideration being offered, but also to all other relevant factors, including, without limitation, the effects on the Bank's and its subsidiaries' employees, customers, suppliers and creditors of the Bank and its subsidiaries, the effects on the communities in which the Bank's and its subsidiaries' facilities are located and the long term and short term interests of the Bank and its shareholders, including the possibility that these interests may best be served by the continued independence of the Bank.

            SECTION 13. LIMITATION OF LIABILITY OF OFFICERS AND DIRECTORS. A director or officer of the Bank shall not be personally liable to the Bank or the shareholders of the Bank for damages for breach of any duty owed to the Bank or shareholders of the Bank, except that this provision shall not relieve a director or officer from liability for any breach of duty based upon an act or omission (a) in breach of such person's duty of loyalty to the Bank or shareholders of the Bank or (b) not in good faith or involved in a knowing violation of law, or resulting in receipt by such person of an improper personal benefit. If the regulations of the Office are amended after the date hereof to authorize action further eliminating or limiting the personal liability of directors or officers, then the liability of a director or officer of the Bank shall be eliminated or limited to the fullest extent permitted by the Office's regulations, as so amended. Any repeal or modification of this Section 11 by the directors of the Bank will be prospective only and shall not adversely affect any right or protection of a director or officer existing at the time of such repeal or modification.

            SECTION 14. AMENDMENT OF CHARTER. Except as provided in Section 5, no amendment, addition, alteration, change or repeal of this charter shall be made, unless such is (1) proposed by the board of directors of the Bank, (2) approved by the shareholders by two-thirds of the votes eligible to be cast at a legal meeting, unless a higher vote is otherwise required, (3) and approved or preapproved by the Office.

                                           HUDSON CITY SAVINGS BANK

Attest: ______________________________     By: _________________________________
        Veronica A. Olszewski                  Ronald E. Hermance, Jr.
        Secretary of the Bank                  Chairman, President and
                                               Chief Executive Officer

                                           OFFICE OF THRIFT SUPERVISION

Attest: ______________________________     By: _________________________________
        Secretary of the Office of Thrift      Director of the Office of Thrift
        Supervision                            Supervision

Effective Date: ____________, 2005